AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger is entered into on May 11, 2000, by and among RAMTRON INTERNATIONAL CORPORATION, a Delaware corporation ("Ramtron"), RIC MI ACQUISITION INC., a Colorado corporation and wholly owned subsidiary of Ramtron ("Ramtron Sub"), MUSHKIN INC., a Colorado corporation ("Mushkin"), and WILLIAM MICHAEL MUSHKIN and ELIZABETH LORING CRANE, each an individual resident of Denver, Colorado (each a Shareholder and collectively, the "Shareholders"). Ramtron, Ramtron Sub, Mushkin and the Shareholders are referred to collectively herein as the "Parties."

                               RECITALS

The Shareholders own all of the outstanding capital stock of Mushkin, consisting solely of common stock.

Upon the terms and subject to the conditions of this Agreement and in accordance with the Colorado Business Corporation Act, as amended (the "Colorado Act"), Ramtron, Ramtron Sub and Mushkin intend to enter into a business combination transaction.

The Board of Directors of Mushkin and the Shareholders (i) have determined that the Merger (as defined in Section 2(a)) is consistent with and in furtherance of the long-term business strategy of Mushkin and advisable and fair to, and in the best interests of, Mushkin and its stockholders, and (ii) have approved this Agreement, the Merger and the other transactions contemplated by this Agreement.

The Board of Directors of Ramtron (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Ramtron and advisable and fair to, and in the best interests of, Ramtron and its shareholders and (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement.

For federal income tax purposes, it is intended that the Merger shall qualify as tax-free events under either or both of Section 351 and Section 368 of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code").

Ramtron, Mushkin and the Shareholders wish to make and receive the benefit of certain representations, warranties and agreements in connection with the consummation of the transactions contemplated hereunder and to prescribe various conditions to such transactions.

NOW THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants herein contained, the Parties agree as follows.

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1.  Definitions.

Definitions shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Articles, Sections, Exhibits, Annexes and Schedules shall be deemed to be references to Articles and Sections of, and Exhibits, Annexes and Schedules to, this Agreement unless the context shall otherwise require. All Exhibits, Annexes and Schedules attached hereto shall be deemed incorporated herein as if set forth in full herein and, unless otherwise defined therein, all terms used in any Exhibit, Annex or Schedule shall have the meaning ascribed to such term in this Agreement. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise expressly provided herein, any agreement, plan, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, plan, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.
For the purposes of this Agreement, the following terms have the following meanings:

"33 Act Legend" means the following language placed on a stock certificate:

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ESCROWED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION DOES NOT VIOLATE THE PROVISIONS OF SUCH ACT.

"Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

"Affiliate" has the meaning set forth in Rule 12-2 of the regulations promulgated under the Securities Exchange Act.

"Affiliated Group" means any affiliated group within the meaning of Code
Section 1504.

"Applicable Rate" means the prime rate of interest announced from time to time by Chase Manhattan Bank.

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"Articles of Merger" means the Articles of Merger in the form of Exhibit A attached hereto.

"Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

"Closing" has the meaning set forth in Section 2(c) below.

"Closing Date" has the meaning set forth in Section 2(c) below.

"Code" has the meaning set forth in the recital above.

"Colorado Act" has the meaning set forth in the recitals above.

"Confidential Information" means any information concerning the businesses and affairs of Mushkin that is not already generally available to the public, as described by the Confidentiality and Non-disclosure Agreement entered into by Mushkin and Ramtron's subsidiary, Enhanced Memory Systems, effective
January 24, 2000.

"Due Diligence Materials" means the notebooks of materials delivered by Mushkin to Ramtron originally on May 4, 2000, and supplemented by delivery of written and electronic documentation thereafter through the Closing Date.

"Disclosure Schedule" has the meaning set forth in Section 4 below.

"Effective Time" means the time of filing of the Articles of Merger with the Secretary of State in accordance with the relevant provisions of the Colorado Act.

"Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan,
(b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

"Employee Pension Benefit Plan" has the meaning set forth in ERISA Section
3(2).

"Employee Welfare Benefit Plan" has the meaning set forth in ERISA Section
3(1).

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"Environmental, Health, and Safety Laws" means the Comprehensive Environmental
Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges there under) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"Escrow Agreement" means the Escrow Agreement substantially in the form attached hereto as Exhibit B:

"Escrowed Shares" means any of the Ramtron Shares that are held subject to the Escrow Agreement from time to time.

"Escrow Legend" means the legend to be placed on a stock certificate as set forth in the Escrow Agreement.

"Extremely Hazardous Substance" has the meaning set forth in Section 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

"Fiduciary" has the meaning set forth in ERISA Section 3(21).

"Financial Statement" has the meaning set forth in Section 4(g) below.

"GAAP" means United States generally accepted accounting principles as in effect from time to time.

"Indemnified Party" has the meaning set forth in Section 8(d) below.

"Indemnifying Party" has the meaning set forth in Section 8(d) below.

"Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection

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
therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all Internet domain names,
(h) all other proprietary rights, and (i) all copies and tangible embodiments thereof (in whatever form or medium).

"Knowledge" means actual knowledge of a person.

"Lock-Up Agreement" means the Lock-Up Agreement substantially in the form attached hereto as Exhibit C.

"Lock-Up Legend" means the legend to be placed on a stock certificate as set forth in the Lock-Up Agreement.

"Lock-Up Shares" means the number of shares subject to the restrictions in the Lock-Up Agreement, subject to releases therefrom as applicable.

"Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

"Merger" has the meaning set forth in Section 2(a) below.

"Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

"Most Recent Financial Statements" has the meaning set forth in Section 4(g) below.

"Most Recent Fiscal Month End" has the meaning set forth in Section 4(g) below.

"Multiemployer Plan" has the meaning set forth in ERISA Section 3(37).

"Mushkin" has the meaning set forth in the recitals above.

"Mushkin Common Stock" means the common stock, no par value per share, of Mushkin.

"Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

"Party" has the meaning set forth in the preface above.

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
"PBGC" means the Pension Benefit Guaranty Corporation.

"Permitted Distribution" has the meaning set forth in Section 6(j).

"Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

"Prohibited Transaction" has the meaning set forth in ERISA Section 406 and Code Section 4975.

"Ramtron" has the meaning set forth in the recitals above.

"Ramtron Average Price" means the average of all of the last sale prices of Ramtron Common Stock as reported on The NASDAQ SmallCap Market for the five trading days immediately prior to the Closing Date.

"Ramtron Common Stock" means the common stock, $0.01 par value per share, of Ramtron.

"Ramtron Shares" has the meaning set forth in Section 2(b) below.

"Reportable Event" has the meaning set forth in ERISA Section 4043.

"Restricted Shares" has the meaning set forth in Section 6(g).

"Secretary of State" means the Secretary of State of the State of Colorado.

"Securities Act" means the Securities Act of 1933, as amended.

"Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings,
(c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

"Shareholders" has the meaning set forth in the preface above.

"Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

"Surviving Corporation" has the meaning set forth in Section 2(a) below.

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
"Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

"Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

"Third Party Claim" has the meaning set forth in Section 8(d) below.

"Unrestricted Shares" has the meaning set forth in Section 6(g).

2.  The Merger.

    (a) Basic Transaction. At the Effective Time and subject to and upon the terms and conditions of this Agreement and the applicable provisions of Colorado Law, Ramtron Sub shall be merged with and into Mushkin (the "Merger"), the separate corporate existence of Ramtron Sub shall cease and Mushkin shall continue as the surviving corporation. Mushkin as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

    (b) Conversion of Shares of Mushkin Common Stock. Each share of Mushkin Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Mushkin Common Stock that are owned by Mushkin or any Subsidiary of Mushkin) shall be converted into the right to receive 467.343 shares of Ramtron Common Stock, being cumulatively 952,380 shares (the "Ramtron Shares"). At the Effective Time, all shares of Mushkin Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented outstanding shares of Mushkin Common Stock (collectively, the "Mushkin Certificates") shall cease to have any rights with respect thereto, except the right to receive the certificates representing the Ramtron Shares to be issued in consideration therefor upon surrender of such certificate in accordance with Section 2(i), without interest. No fraction of a share of Ramtron Common Stock will be issued by virtue of the Merger, but in lieu thereof each holder of shares of Mushkin Common Stock who would otherwise be entitled to a fraction of a share of Ramtron Common Stock (after aggregating all fractional shares of Ramtron Common Stock that otherwise would be received by such holder) shall receive from Ramtron an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) Ramtron Average Price.

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
    (c) Shares of Ramtron Sub. At the Effective Time each share of common stock, $0.01 par value per share, of Ramtron Sub issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, $0.01 par value per share, of the Surviving Corporation. Each certificate evidencing ownership of shares of the common stock of Ramtron Sub shall evidence ownership of such shares of capital stock of the Surviving Corporation.

    (d) Effective Time; Closing. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing Articles of Merger with the Secretary of State in accordance with the relevant provisions of the Colorado Act as soon as practicable on or after the Closing Date (as herein defined).

    (e) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Ramtron in Colorado Springs, Colorado, at 9:00 a.m. local time not later than the second business day following the satisfaction or waiver by each Party entitled to the benefit of such conditions of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other place, time and date as Ramtron and the Shareholders may mutually determine (the "Closing Date") provided, however, that the Closing Date shall be not later than June 9, 2000.

    (f) Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the Colorado Act. Without limiting the generality of the foregoing, at the Effective Time all the property, rights, privileges, powers immunities and franchises of Mushkin and Ramtron Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Mushkin and Ramtron Sub shall become the debts, liabilities and duties of the Surviving Corporation.

    (g) Articles of Incorporation; Bylaws; Directors and Officers. At the Effective Time, the Articles of Incorporation, Bylaws, directors and officers of Ramtron Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation, Bylaws, directors and officers of the Surviving Corporation until thereafter amended or changed as provided by applicable law; provided, however, that at the Effective Time Article I of the Articles of Incorporation of the Surviving Corporation shall be amended to read: "The name of the corporation is Mushkin Inc."

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
    (h) Deliveries. At the Closing, (i) the Shareholders will deliver to Ramtron the various certificates, instruments, and documents referred to in Section 7(a) below, (ii) Ramtron will deliver to the Shareholders the various certificates, instruments, and documents referred to in Section 7(b) below, and (iii) the Shareholders will deliver to Ramtron stock certificates representing Mushkin Common Stock, endorsed in blank or accompanied by duly executed assignment documents.

    (i) Exchange Procedures. As soon as reasonably practicable after the Effective Time, Ramtron and the Surviving Corporation shall instruct Ramtron's transfer agent to deliver to each of the Shareholders certificates representing the Ramtron Shares with the appropriate legends as set forth in the chart below, together with any dividends and other distributions with respect thereto and any cash in lieu of fractional shares, as provided in Sections 2(b) and 2(k) hereof.
         Until surrendered as contemplated by this Section 2(i), each Certificate representing shares of Mushkin Inc. shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender of such certificate the certificates representing the Ramtron Shares to which such holder is entitled and cash and other dividends, distributions or payments as contemplated by this Section 2(i).

      Shareholder               Number of Shares                 Legends
=======================   ============================   ======================
William Michael Mushkin   24.5% of the Ramtron Shares,   a..33 Act Legend; and
                          being 233,333 of the Ramtron   b. Lock-Up Legend
                          Shares
===============================================================================
Elizabeth Loring Crane    25.5% of the Ramtron Shares,   a. 33 Act Legend; and
                          being 242,857of the Ramtron    b. Lock-Up Legend
                          Shares
===============================================================================
William Michael Mushkin   19.6% of the Ramtron Shares,   a. 33 Act Legend; and
                          being 186,666 of the Ramtron   b. Lock-Up Legend
                          Shares
===============================================================================
Elizabeth Loring Crane    20.4% of the Ramtron Shares,   a. 33 Act Legend; and
                          being 194,286 of the Ramtron   b. Lock-Up Legend
                          Shares
===============================================================================
William Michael Mushkin   4.9% of the Ramtron Shares,    a. 33 Act Legend,
                          being 46,667of the Ramtron     b. Lock-Up Legend; and
                          Shares                         c. Escrow Legend
===============================================================================
Elizabeth Loring Crane    5.1% of the Ramtron Shares,    a. 33 Act Legend
                          being 48,571 of the Ramtron    b. Lock-Up Legend; and
                          Shares                         c. Escrow Legend
===============================================================================

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    (j)  Delivery of Ramtron Certificates.  Ramtron shall cause its transfer agent to deliver all certificates in Section 2(i) above by Federal Express (signature required) no later than five business days after the Closing Date to:

               Elizabeth Loring Crane
               Holland & Hart LLP
               555 Seventeenth Street, Suite 3200
               Denver, CO 80202-3979
               Phone: (303) 295-8000

         provided however that the Escrowed Shares shall be delivered by the same manner of delivery and at substantially the same time to the Escrow Agent to be held pursuant to the Escrow Agreement.

    (k) Distributions with Respect to Unexchanged Shares. No dividends or other distributions or payments declared or made after the Effective Time with respect to the Ramtron Shares, with a record date after the Effective Time, and no cash payment in lieu of fractional shares shall be paid to the holder of any unsurrendered Certificate representing Mushkin Inc. shares represented thereby until the holder of record of such Certificate has surrendered such Certificate for exchange as herein provided.

    (l) Tax Free Reorganization. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the regulations issued under the Code. The parties believe that the value of the Ramtron Shares to be received in the Merger is equal, in each instance, to the value of the Mushkin Common Stock to be surrendered in exchange therefor. The Ramtron Shares issued in the Merger will be issued solely in exchange for the Mushkin Common Stock, and no transaction other than the Merger represents, provides for, or is intended to be an adjustment to, the consideration paid for the Mushkin Common Stock. Except for cash paid in lieu of fractional shares, no consideration that could constitute "other property" within the meaning of Section 356 of the Code is being paid by Ramtron for the Mushkin Common Stock in the Merger. The total amount of cash consideration paid to debt and equity security holders of Mushkin (other than cash in lieu of fractional shares) will not exceed $600,000. The parties shall not take a position on any tax returns inconsistent with this Section 2(l).

3.  Representations and Warranties Concerning the Transaction.

    (a) Representations and Warranties of the Shareholders. Each of the Shareholders represents and warrants to Ramtron that the statements contained in this Section 3(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3(a)) with respect to himself or herself, except as set forth in
         Section 4(p)(4) of the Disclosure Schedule.

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
         (i) Authorization of Transaction. Each of the Shareholders has full power and authority to execute and deliver this Agreement and to perform his or her obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Shareholders, enforceable in accordance with its terms and conditions. The Shareholders need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement, and the Shareholders shall duly approve the Plan of Merger pursuant to the Colorado Act.

        (ii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which either of the Shareholders is subject or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which either of the Shareholders is a party or by which he or she is bound or to which any of his or her assets is subject.

       (iii) Brokers' Fees. Neither of the Shareholders has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Ramtron or Ramtron Sub could become liable or obligated.

        (iv) Investment. Each of the Shareholders (A) understands that the Ramtron Shares have not been, and as of the Closing Date will not be, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (B) is acquiring the Ramtron Shares solely for his or her own account for investment purposes, and not with a view to the distribution thereof, (C) is a sophisticated investor with knowledge and experience in business and financial matters,
              (D) has received certain information concerning Ramtron and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Ramtron Shares, (E) is able to bear the economic risk and lack of liquidity inherent in holding the Ramtron Shares.

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
         (v) Mushkin Shares. Each of the Shareholders holds of record and owns beneficially the number of shares of Mushkin Common Stock set forth in Section 4(b) of the Disclosure Schedule opposite his or her name, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. Neither of the Shareholders is a party to any option, warrant, purchase right, or other contract or commitment that could require such Shareholder to sell, transfer, or otherwise dispose of any capital stock of Mushkin (other than this Agreement). Neither of the Shareholders is a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of Mushkin.

        (vi) S Corporation Status. Mushkin has been a validly electing S corporation, within the meaning of Code Sections 1361 and 1362, at all times during its existence and Mushkin will be an S corporation up to and including the Effective Time.

    (b) Representations and Warranties of Ramtron. Ramtron represents and warrants to the Shareholders that the statements contained in this
         Section 3(b) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3(b)).

         (i) Organization of Ramtron. Ramtron is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

        (ii) Authorization of Transaction. Ramtron has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Ramtron, enforceable in accordance with its terms and conditions. Ramtron does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement. Without limiting the foregoing, Ramtron has complied with all rules of the NASD applicable to the transactions contemplated hereby.

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
       (iii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Ramtron is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Ramtron is a party or by which it is bound or to which any of its assets is subject, provided, that Ramtron shall have obtained the written consent of the National Electrical Benefit Fund, as described in Section 7(a)(x).

        (iv) Brokers' Fees. Ramtron has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Shareholders could become liable or obligated.

         (v) Duly Authorized, Fully Paid and Non-Assessable Stock. The issuance of the Ramtron Shares has been duly authorized, and upon issuance to Shareholders pursuant to the terms hereof, will be validly issued, fully paid and nonassessable and are and will be free and clear of any lien or encumbrances except restrictions on transfer under state and federal securities laws and (a) with respect to the Escrowed Shares as provided in the Escrow Agreement and (b) with respect to the Lock-Up Shares as provided in the Lock-Up Agreement. None of the Ramtron Shares are subject to preemptive rights or rights of first refusal.

        (vi) Litigation and Administrative Proceedings. There is no litigation, proceeding or investigation pending or, to the best knowledge of Ramtron, threatened against Ramtron in any federal, state or local court, or before any administrative agency, that seeks to enjoin or prohibit, or otherwise questions the validity of, any action taken or to be taken pursuant to or in connection with this Agreement.

       (vii) Registration and Listing. Upon (a) the effectiveness of the registration statement described in Section 6(f) below and (b) completion of requirements of listing of additional shares on the NASDAQ SmallCap system, the Unrestricted Shares will be freely tradable on the NASDAQ SmallCap quotation system. Ramtron will also comply with NASDAQ rules and list as additional shares on NASDAQ SmallCap the Ramtron Shares.

                                    Page-32

      (viii) Section 16 and Section 13 Compliance. Ramtron has determined that neither Shareholder is now, and shall not be without his or her consent, an officer or director of Ramtron, including for the purposes of Section 16 of the Securities Exchange Act. Accordingly, as long as a Shareholder does not own more than 10% of any class of registered equity security of Ramtron, such Shareholder will not be filing Forms 3, 4 or 5 under Section 16 and Ramtron shall not report such Shareholder as required to make such filings unless there is a mutually agreed change in a Shareholder's functions at Ramtron. Each Shareholder shall be solely responsible for any and all filings required by him or her under Section 13 of the Exchange Act. Ramtron has provided to each Shareholder a copy of its trading policies, if any, including any "black-out" periods and shall keep Shareholder immediately informed of any such periods during the time that he or she is an employee of Ramtron.

        (ix) Ramtron Filings and Compliance. Ramtron is current with all filings required by the Securities and Exchange Commission. Ramtron has provided true and correct copies of its Certificate of Incorporation and Bylaws, and all amendments thereto, to Shareholders. Ramtron is in full compliance with all rules of the National Association of Securities Dealers applicable to it.

         (x) Ramtron Capitalization. The Form 10-K filed by Ramtron for the year ended December 31, 1999 (as amended), contains a true and correct statement of the authorized, issued and outstanding equity ownership of Ramtron as of the date thereof. Other than as set forth therein or as reported in subsequent filings under the Securities Exchange Act, there are no other outstanding shares of capital stock or other securities of Ramtron and no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any nature relating to the capital stock or other securities of Ramtron, or otherwise obligating Ramtron to issue, transfer, sell, purchase, redeem or otherwise acquire such stock or securities.

        (xi) Ramtron Investigation. As of the Closing Date, Ramtron has no knowledge of any fact or circumstance that would result in a claim of indemnification by Ramtron for a breach of a Shareholder's covenants or a Shareholder's representation or warranty contained in Section 3(a) or Section 4.

       (xii) Taxation. Ramtron represents that it presently intends to continue Mushkin's historic business or use a significant portion of Mushkin's business assets in a business. Notwithstanding anything to the contrary set forth herein, Ramtron makes no representations or warranty to Mushkin or to any shareholder of Mushkin regarding the tax treatment of the Merger or whether the Merger will qualify as a tax-free plan of reorganization under the Code.

                                    Page-33

4. Representations and Warranties Concerning Mushkin. The Shareholders represent and warrant to Ramtron that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
Section 4), except as set forth in the disclosure schedule delivered by the Shareholders to Ramtron on the date hereof and initialed by the Parties (the "Disclosure Schedule"). The Shareholders have used their best efforts on the Disclosure Schedule to reference the appropriate section number, however the failure to reference such section number shall not be a breach of a representation or warranty contained in a different Section if Ramtron could reasonably ascertain the effect of the disclosure on the sections not referenced. The Disclosure Schedule is intended to modify all of the Shareholder representations and warranties in this Section 4, provided that nothing in the Disclosure Schedule constitutes an admission against any Shareholder's Interests. Without limiting the foregoing and regardless of the language of any representation or warranty, no representations or warranties of any kind are made with respect to any law of any country (or any sub-jurisdiction of any country) other than the United States and its sub-jurisdictions.

    (a) Organization, Qualification, and Corporate Power. Mushkin is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Mushkin is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where the failure to qualify would have a material adverse effect on Mushkin. Mushkin has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and in which it presently proposes to engage and to own and use the properties owned and used by it. The Shareholders constitute all of the directors and officers of Mushkin, provided that Kathy Roth is a vice president - operations. The Shareholders have delivered to Ramtron correct and complete copies of the charter and bylaws of Mushkin (as amended to date). The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of Mushkin are correct and complete. Mushkin is not in default under or in violation of any provision of its charter or bylaws that would have a material adverse effect on Mushkin.

    (b) Capitalization. The entire authorized capital stock of Mushkin consists of 10,000 shares of Mushkin Common Stock, of which 2,040 Mushkin Shares are issued and outstanding. No shares of Mushkin Common Stock are held in treasury. All of the issued and outstanding shares of Mushkin Common Stock have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the respective Shareholders as set forth in Section 4(b) of the Disclosure Schedule. There are no outstanding or authorized options, warrants,

                                    Page-34
         purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Mushkin to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Mushkin. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of Mushkin.

    (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will, (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Mushkin is subject or any provision of the charter or bylaws of Mushkin or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Mushkin is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). Mushkin is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

    (d) Brokers' Fees. Mushkin has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

    (e) Title to Assets. Mushkin has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

    (f)  Subsidiaries. Mushkin has no Subsidiaries.

                                    Page-35

    (g) Financial Statements. Included in the Due Diligence Materials are the following financial statements (collectively the "Financial Statements"): (i) unaudited balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended December 31, 1996, December 31, 1997, December 31, 1998 and December 31, 1999, for Mushkin, which Financial Statements have been prepared by Mushkin's accountants; and (ii) unaudited consolidated and consolidating balance sheets and statements of income, changes in stockholders' equity, and cash flow (the "Most Recent Financial Statements") as of and for the three months ended March 31, 2000 (the "Most Recent Fiscal Month End") for Mushkin. The Financial Statements (including any notes thereto) have not been prepared in accordance with GAAP, but have been prepared on a consistent basis throughout the periods covered thereby and present fairly the financial condition of Mushkin as of such dates. The results of operations of Mushkin for such periods, are correct and complete, and are consistent with the books and records of Mushkin (which books and records are correct and complete); provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments (which will not be material, individually or in the aggregate) and the Financial Statements lack footnotes and other presentation items.

    (h) Events Subsequent to Most Recent Fiscal Month End. Since the Most Recent Fiscal Month End, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of any of Mushkin. Without limiting the generality of the foregoing, since that date:

        (i) Mushkin has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

       (ii) Mushkin has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $100,000 or outside the Ordinary Course of Business;

      (iii) no party (including Mushkin) has accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $100,000 to which Mushkin is a party or by which Mushkin is bound;

       (iv) Mushkin has not imposed or allowed to be imposed any Security Interest upon any of its assets, tangible or intangible;

        (v) Mushkin has not made any capital expenditure (or series of related capital expenditures) either involving more than $100,000 or outside the Ordinary Course of Business;

                                    Page-36

       (vi) Mushkin has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $100,000 or outside the Ordinary Course of Business;

      (vii) Mushkin has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $100,000 singly or $100,000 in the aggregate;

     (viii) Mushkin has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

       (ix) Mushkin has not cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $100,000 or outside the Ordinary Course of Business;

        (x) Mushkin has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

       (xi) there has been no change made or authorized in the charter or bylaws of Mushkin;

     (xii) Mushkin has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

    (xiii) Mushkin has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

     (xiv) Mushkin has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property;

      (xv) Mushkin has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

     (xvi) Mushkin has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

    (xvii) Mushkin has not granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

                                    Page-37

   (xviii) Mushkin has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

     (xix) Mushkin has not made any other change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

      (xx) Mushkin has not made or agreed to make any charitable or other capital contribution outside the Ordinary Course of Business;

     (xxi) there has not been any other material occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving Mushkin; and

    (xxii)  Mushkin has not committed to any of the foregoing.

    (i) Undisclosed Liabilities. Mushkin has no Liability and, to the Knowledge of the Shareholders, there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (ii) Liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

    (j) Legal Compliance. Mushkin has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges there under) of federal, state, local, and foreign governments (and all agencies thereof) in a manner such that there will be not material adverse effect on Mushkin for a failure to comply, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against Mushkin alleging any failure so to comply.

                                    Page-38

    (k)  Tax Matters.

         (i) Mushkin has filed on or before the date due therefor all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by Mushkin (whether or not shown on any Tax Return) have been paid. Mushkin is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where Mushkin does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of any of Mushkin that arose in connection with any failure (or alleged failure) to pay any Tax.

        (ii) Mushkin has withheld and paid on or before the due date therefor all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

       (iii) No Shareholder or director or officer (or employee responsible for Tax matters) of Mushkin expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of Mushkin either (A) claimed or raised by any authority in writing or (B) as to which any of the Shareholders and the directors and officers (and employees responsible for Tax matters) of Mushkin has Knowledge based upon personal contact with any agent of such authority. No Tax Returns have been audited and no Tax Returns are the subject of any current audit. The Shareholders have delivered to Ramtron correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by Mushkin since December 31, 1996.

        (iv) Mushkin has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

         (v) Mushkin has not filed a consent under Code Section 341(f) concerning collapsible corporations. Mushkin has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G. Mushkin has not been a United States real property holding corporation within the meaning of Code
              Section 897(c)(2) during the applicable period specified in Code
              Section 897(c)(1)(A)(ii). Mushkin has disclosed on its federal income Tax Returns all positions taken therein that could give

                                    Page-39
              rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. Mushkin is not a party to any Tax allocation or sharing agreement. Mushkin (A) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return or (B) does not have any Liability for the Taxes of any Person (other than any of Mushkin) under Treas. Reg.
              Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

        (vi) The unpaid Taxes of Mushkin (A) did not, as of the Most Recent Fiscal Month End, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Mushkin in filing its Tax Returns.

    (l)  Real Property.

         (i)  Mushkin owns no real property.

        (ii) Section 4(l)(ii) of the Disclosure Schedule lists and describes briefly all real property leased to Mushkin. No real property is subleased to Mushkin. The Shareholders have delivered to Ramtron correct and complete copies of the leases listed in Section 4(l)(ii) of the Disclosure Schedule (as amended to date). With respect to each lease listed in Section 4(l)(ii) of the Disclosure Schedule:

              (A) the lease is legal, valid, binding, enforceable, and in full force and effect;

              (B) the lease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

              (C) no party to the lease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration there under;

              (D)  no party to the lease has repudiated any provision thereof;

              (E) there are no disputes, oral agreements, or forbearance programs in effect as to the lease;

                                    Page-40

              (F) Mushkin has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold;

              (G) to the Knowledge of the Shareholders, all facilities leased there under have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations;

              (H) all facilities leased there under are supplied with utilities and other services necessary for the operation of said facilities; and

              (I) to the Knowledge of Shareholder, the owner of the facility leased or subleased has good and marketable title to the parcel of real property.

    (m)  Intellectual Property.

         (i) To the Knowledge of the Shareholders, Mushkin owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the business of Mushkin as presently conducted. Each item of Intellectual Property owned or used by Mushkin immediately prior to the Closing hereunder will be owned or available for use by Mushkin on identical terms and conditions immediately subsequent to the Closing hereunder.

        (ii) To the Knowledge of the Shareholders, Mushkin has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the Shareholders and the directors and officers (and employees with responsibility for Intellectual Property matters) of Mushkin has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that Mushkin must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of any of the Shareholders after reasonable inquiry of the employees with responsibility for Intellectual Property matters, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of Mushkin.

                                    Page-41

       (iii) Mushkin has no patents or patent applications. Mushkin has no registered trademarks or copyrights. With respect to Intellectual Property that is material to the business of Mushkin, Section 4(m)(iii) of the Disclosure Schedule identifies each unregistered trademark, unregistered copyright, registered domain name, unregistered trade or service name or trade secret and each license, agreement, or other permission which Mushkin has granted to any third party with respect to any of its Intellectual Property. The Shareholders have delivered to Ramtron correct and complete copies of all such registrations, applications, licenses, agreements, and permissions (as amended to date) and have made available to Ramtron correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. With respect to each item of Intellectual Property required to be identified in Section 4(m)(iii) of the Disclosure Schedule, to the Knowledge of the Shareholders:

              (A) Mushkin possesses all right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction;

              (B) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge; and

              (C) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, enforceability, use, or ownership of the item.

        (iv) Section 4(m)(iv) of the Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that Mushkin uses pursuant to license, sublicense, agreement, or permission. The Shareholders have delivered to Ramtron correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in
              Section 4(m)(iv) of the Disclosure Schedule, to the Knowledge of the Shareholders:

              (A) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

              (B) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Closing;

                                    Page-42

              (C) no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration there under;

              (D) no party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

              (E) with respect to each sublicense, the representations and warranties set forth in subsections (A) through (D) above are true and correct with respect to the underlying license;

              (F) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

              (G) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

              (H) Mushkin has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

         (v) To the Knowledge of any of the Shareholders after reasonable inquiry of Mushkin employees with responsibility for Intellectual Property matters, none of the Intellectual Property of Mushkin will interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its business as presently conducted.

        (vi) The merger will not require any third party consents under the terms of the documentation related to the Software other than as set forth in Section 4(l)(vi) of the Disclosure Schedule.

    (n) Tangible Assets. Mushkin owns or leases all buildings, machinery, equipment, and other tangible assets necessary for the conduct of its business as presently conducted. Each such tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used.

                                    Page-43

    (o) Inventory. The inventory of Mushkin consists of purchased parts, all of which are merchantable and fit for the purpose for which they were procured, and none of which is obsolete, damaged, or defective, subject only to the reserve for inventory writedown set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Mushkin.

    (p) Contracts. Section 4(p) of the Disclosure Schedule lists the following contracts and other agreements to which Mushkin is a party:

         (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $10,000 per annum;

        (ii) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to Mushkin, or involve consideration in excess of $50,000;

       (iii)  any agreement concerning a partnership or joint venture;

        (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $50,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

         (v)  any agreement concerning confidentiality or noncompetition;

        (vi)  any agreement with any of the Shareholders and their Affiliates;

       (vii) any profit sharing, stock option, Merger, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

      (viii)  any collective bargaining agreement;

        (ix) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $50,000 or providing severance benefits;

         (x) any agreement under which it has advanced or loaned any amount to any of its directors, officers and employees outside the Ordinary Course of Business;

                                    Page-44

        (xi) any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of Mushkin; or

       (xii) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $50,000.

         The Shareholders have delivered to Ramtron a correct and complete copy of each written agreement listed in Section 4(p) of the Disclosure Schedule and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 4(p) of the Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) no party is in breach or default, and to the Knowledge of the Shareholders, no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

    (q) Notes and Accounts Receivable. All notes and accounts receivable of Mushkin are reflected properly on its books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Mushkin.

    (r) Powers of Attorney. There are no outstanding powers of attorney executed on behalf of any of Mushkin.

    (s) Insurance. Included in the Due Diligence Materials are true and correct copies of each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which Mushkin has been a party, a named insured, or otherwise the beneficiary of coverage at any time. With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) neither Mushkin nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would

                                    Page-45
         constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. Mushkin has at all times been covered by insurance in scope and amount customary and reasonable for the businesses in which it has engaged. Section 4(s) of the Disclosure Schedule describes any self-insurance arrangements affecting Mushkin.

    (t) Litigation. Section 4(t) of the Disclosure Schedule sets forth each instance in which Mushkin (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in Section 4(t) of the Disclosure Schedule could result in any material adverse change in the business, financial condition, operations, results of operations, or future prospects of Mushkin. None of the Shareholders after inquiry of employees of Mushkin with responsibility for litigation matters has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against Mushkin.

    (u) Product Warranty. Each product sold, leased, or delivered by Mushkin has been in conformity with all applicable contractual commitments and all express and implied warranties, and Mushkin has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against Mushkin giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Mushkin. No product sold, leased, or delivered by Mushkin is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. Tab C33 of the Due Diligence Materials includes copies of the standard terms and conditions of sale or lease for Mushkin (containing applicable guaranty, warranty, and indemnity provisions).

    (v) Product Liability. Mushkin has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against Mushkin giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product sold, leased, or delivered by Mushkin.

                                    Page-46

    (w) Employees. To the Knowledge of any of the Shareholders after reasonable inquiry of the employees of Mushkin with responsibility for employment matters, no executive, key employee, or group of employees has any plans to terminate employment with Mushkin. Mushkin is not a party to or bound by any collective bargaining agreement, nor has Mushkin experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. None of the Shareholders after reasonable inquiry of the employees of Mushkin with responsibility for employment matters, has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of Mushkin.

    (x)  Employee Benefits.

         (i) Section 4(x) of the Disclosure Schedule lists each Employee Benefit Plan that Mushkin maintains or to which Mushkin contributes.

              (A) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements, if any, of ERISA, the Code, and other applicable laws.

              (B) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Section 4980B have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

              (C) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of Mushkin. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

              (D) The market value of assets under each such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) equals or exceeds the present value of all vested and nonvested Liabilities there under determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

                                    Page-47

              (E) The Shareholders have delivered to Ramtron correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

        (ii) With respect to each Employee Benefit Plan that Mushkin maintains or ever has maintained or to which Mushkin contributes, ever has contributed, or ever has been required to contribute:

              (A) No such Employee Benefit Plan which is in Employee Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or threatened.

              (B) There have been no Prohibited Transactions with respect to any such Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or threatened. None of the Shareholders after inquiry of employees of Mushkin with responsibility for employee benefits matters, has any Knowledge of any Basis for any such action, suit, proceeding, hearing, or investigation.

              (C) Mushkin has not incurred, and none of the Shareholders and the directors and officers (and employees with responsibility for employee benefits matters) of Mushkin has any reason to expect that Mushkin will incur, any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

       (iii) Mushkin has never contributed to, or ever has been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal Liability) under any Multiemployer Plan.

                                    Page-48

        (iv) Mushkin does not maintain or contribute, and has never maintained or contributed, or ever has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Section 4980B).

    (y) Guaranties. Mushkin is not a guarantor or otherwise is liable for any Liability or obligation (including indebtedness) of any other Person.

    (z)  Environment, Health, and Safety.

         (i) Mushkin has complied with all Environmental, Health, and Safety Laws in a manner such that there will be no claim that would have a material adverse effect on Mushkin, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

        (ii) Mushkin does not have any Liability (and Mushkin has not handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could form the Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against Mushkin giving rise to any material Liability) for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law.

       (iii) All properties and equipment used in the business of Mushkin have been free of asbestos, PCB's, methylene chloride, trichloroethylene, 1,2-trans-dichloroethylene, dioxins, dibenzofurans, and Extremely Hazardous Substances.

              (aa) Compliance with Export Control Laws and Regulations. Mushkin is and has been at all times in compliance with all applicable U.S. export control laws, including without limitation all Export Control Regulations, International Traffic in Arms Regulations and export controls of the Nuclear Regulatory Commission. In addition, Mushkin is and has been at all times in compliance with all U.S. embargoes and other controls that may be or from time to time have been applicable to Mushkin's international business.

                                    Page-49

              (ab) Certain Business Relationships with Mushkin. Other than being employees, officers and shareholders, none of the Shareholders or their Affiliates has been involved in any business arrangement or relationship with Mushkin within the past 12 months, and none of the Shareholders and their Affiliates owns any asset, tangible or intangible, which is used in the business of any of Mushkin.

              (ac) Disclosure. The representations and warranties contained in this Section 4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 4 not misleading.

              (ad) Shareholder Investigation. As of the Closing Date, no Shareholder has any knowledge of any fact or circumstance that would result in a claim of indemnification by such Shareholder for a breach of Ramtron's covenants or a representation or warranty contained in Section 3(b).

5. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

    (a) General. Each of the Parties will use his or its best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions to be fulfilled by such Party set forth in Section 7 below).

    (b) Notices and Consents. The Shareholders will cause Mushkin to give any notices to third parties, and will cause Mushkin to use its best efforts to obtain any third-party consents, that Ramtron may request in connection with the matters referred to in Section 4(c) above. Each of the Parties will (and the Shareholders will cause Mushkin to) give any notices to, make any filings with, and use its good faith efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3(a)(ii), Section 3(b)(ii), and Section 4(c) above.

    (c) Operation of Business. The Shareholders will not cause or permit Mushkin to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the Shareholders will not cause or permit Mushkin to (i) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock, (ii) issue any additional capital stock, or (iii) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Section 4(h) above. Notwithstanding the foregoing, Mushkin may make the Permitted Distribution.

                                    Page-50

    (d) Preservation of Business. The Shareholders will use their best efforts to cause Mushkin to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

    (e) Full Access. Each of the Shareholders will permit, and the Shareholders will cause Mushkin to permit, representatives of the Ramtron to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of Mushkin, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to Mushkin.

    (f) Notice of Developments. The Shareholders may elect to give prompt written notice to Ramtron of any material adverse development causing a breach of any of the representations and warranties in Section 4 above. Unless Ramtron terminates this Agreement under Section 9(a)(ii), the written notice pursuant to this Section 5(f) will be deemed to have amended the Disclosure Schedule, to have qualified the representations and warranties contained in Section 4 above, and to have cured any misrepresentation or breach of warranty that otherwise might have existed under this Agreement by reason of the developed.

    (g) Exclusivity. None of the Shareholders will (and the Shareholders will not cause or permit Mushkin to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets of, Mushkin (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. Neither of the Shareholders will vote their Mushkin Shares in favor of any such acquisition structured as a merger, consolidation, or share exchange. The Shareholders will notify Ramtron immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

6. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.

    (a) General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 8 below). The Shareholders acknowledge and agree that from and after the Closing Ramtron or the Surviving Corporation will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to Mushkin (provided that the Shareholders shall be entitled to commercially reasonable copies of such records (at Shareholder expense) for archival purposes only.

                                    Page-51

    (b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving Mushkin, each of the other Parties will cooperate with him, her or it and his, hers or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 8 below).

    (c) Transition. None of the Shareholders will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of Mushkin from maintaining the same business relationships with Mushkin after the Closing as it maintained with Mushkin prior to the Closing. Each of the Shareholders will refer all customer inquiries relating to the businesses of Mushkin to Ramtron or the Surviving Corporation from and after the Closing.

    (d) Confidentiality. Each of the Shareholders will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to Ramtron or destroy, at the request and option of Ramtron, all tangible embodiments (and all copies) of the Confidential Information which are in his or her possession. In the event that either of the Shareholders is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that Shareholder will notify Ramtron promptly of the request or requirement so that Ramtron may seek an appropriate protective order or waive compliance with the provisions of this Section 6(d). If, in the absence of a protective order or the receipt of a waiver hereunder, of the Shareholder is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Shareholder may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Shareholder shall use his or her best efforts to obtain, at the reasonable request of Ramtron, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as Ramtron shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

                                    Page-52

    (e) Covenant Not to Compete. Through December 31, 2001, neither of the Shareholders will engage directly or indirectly in the business of selling integrated circuits or other computer memory products of any sort over the Internet or any other e-commerce medium (the "Competitive Business") in any geographic area in which any of Mushkin conducts that business as of the Closing Date; provided, however, that ownership of less than five percent (5%) of the outstanding stock of any publicly traded corporation shall not be deemed to constitute engaging in such business solely by reason of such stockholding. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 6(e) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

    (f)  Registration of the Ramtron Shares.

         (i) For purposes of this Section 6(f), the following definitions shall apply:

              (A) The terms "register," "registered" and "registration" refer to a registration under the Securities Act effected by preparing and filing a registration statement or similar document in compliance with the Securities Act or an amendment thereto, and the declaration or ordering of effectiveness of such registration statement, document or amendment thereto.

              (B) The term "Registrable Securities" means the Ramtron Shares and any securities of the Ramtron or securities of any successor corporation issued as, or issuable upon the conversion or exercise of any warrant, right or other security that is issued as, a dividend or other distribution with respect to, or in exchange for or in replacement of, the Ramtron Shares.

        (ii)  (A)  At any time after the ninety-first (91st) day following the
                   Closing Date (the "Registration Date"), and from time to time thereafter, any Shareholder shall have the right to require by notice in writing that the Ramtron register all or any part of such Registrable Securities held by such Shareholder (a "Demand Registration") and the Ramtron shall thereupon effect such registration in accordance herewith. As a separate covenant, in addition to Demand Registrations rights above, Ramtron agrees to file a registration statement on Form S-3 (the "Form S-3 Registration") prior to

                                    Page-53

                   30 days immediately following the Closing Date in order to register the Shareholders' respective resales of the Ramtron Shares, and to use best efforts to cause such registration statement to be declared effective as soon as practicable thereafter and to use best efforts to have such time be not later than the Registration Date.

              (B) Ramtron shall not be obligated to effect a Demand Registration pursuant to Subsection (f)(ii)(A): (1) if all of the Registrable Securities held by a Shareholder which are intended to be covered by the Demand Registration are, at the time of the request of a Demand Registration, included in an effective registration statement and Ramtron is in compliance with its obligations under Subsection
                   (f)(iv)(B) through (E) hereof with respect to such registration statement, or (2) within 180 days after the effective date of any other registration as to which a Shareholder was given piggy-back rights pursuant to Subsection (f)(iii) hereof and in which the Shareholders cumulatively were able to register and sell at least eighty percent (80%) of the Registrable Securities requested by such Shareholders to be included in such registration. The exceptions under (1) and (2) above do not apply to the previously filed Form S-3 Registration.

       (iii) If Ramtron proposes to register (including for this purpose a registration effected by Ramtron for shareholders other than a Shareholder) any of its stock or other securities under the Securities Act in connection with a public offering of such securities (other than a registration on Form S-4, Form S-8 or other limited purpose form) after the Registration Date and such Registrable Securities have not heretofore been included in a registration statement under Subsection (f)(ii) which remains effective, Ramtron shall, at such time, promptly give the Shareholders written notice of such registration. Upon the written request of one or more Shareholders given within twenty
              (20) days after receipt of such notice by such Shareholders, Ramtron shall cause to be registered under the Securities Act all of the Registrable Securities that Shareholders have requested to be registered. However, Ramtron shall have no obligation under this Subsection (iii) to the extent that, with respect to a public offering registration, any underwriter of such public offering reasonably requests that the Registrable Securities or a portion thereof be excluded therefrom.

        (iv) Whenever required under this Subsection (f) to effect the registration of any Registrable Securities, Ramtron shall, as expeditiously as reasonably possible:

                                    Page-54

              (A) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration to become effective and, upon the request of any Shareholder, keep such registration statement effective for so long as such Shareholder desires to dispose of the securities covered by such registration statement (but not after such Shareholder in the reasonable opinion of its counsel is free to sell such securities under the provisions of Rule 144(k) under the Securities Act).

              (B) Prepare and file with the SEC such amendments and supplements to such registration statements and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

              (C) Furnish to each Shareholder whose Registrable Securities are included in a registration statement such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Securities Act, and such other documents as such Shareholder may reasonably request in order to facilitate the disposition of Registrable Securities owned such Seller.

              (D) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by each Shareholder whose Registrable Securities are included in a registration statement, provided that the Ramtron shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service and process in any such states or jurisdictions.

              (E) Notify each Shareholder whose Registrable Securities are included in a registration statement, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

              (F) Furnish, at the request of each Shareholder whose Registrable Securities are included in a registration statement, an opinion of counsel of Ramtron, dated the effective date of the registration statement, as to the due authorization and issuance of the securities being registered and compliance with securities laws by Ramtron in connection with the authorization and issuance thereof.

                                    Page-55

         (v) Each Shareholder whose Registrable Securities are included in a registration statement shall furnish to Ramtron in connection with any registration under this Section 6 such information regarding itself, the Registrable Securities and other securities of Ramtron held by it, and the intended method of disposition of such securities as shall be required to effect the registration of the Registrable Securities held by Shareholder.

        (vi)  (A)  Ramtron shall indemnify, defend and hold harmless each holder of Registrable Securities which are included in a registration statement pursuant to the provisions of Subsections (f)(ii) or (f)(iii), any underwriter (as defined in the Securities Act) for such holder, and the directors, officers and controlling persons of such holder or underwriter from and against, and shall reimburse all of them with respect to, any and all claims, suits, demands, causes of action, losses, damages, liabilities, costs or expenses (singly, "Liability" and collectively, "Liabilities") to which any of them may become subject under the Securities Act or otherwise, arising from or relating to
                   (1) any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or (2) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that Ramtron shall not be liable in any such case to the extent that any Liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such person in writing specifically for use in the preparation thereof.

              (B) Each holder of Registrable Securities included in a registration pursuant to the provisions of Subsection
                   (f)(ii) or (f)(iii) shall indemnify, defend, and hold harmless Ramtron, its directors, officers and controlling persons, and shall reimburse the Ramtron, its directors, officers and controlling persons with respect to, any and all Liabilities to which any of them may become subject under the Securities Act or otherwise, arising from or relating to (1) any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or (2) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in conformity with written information furnished by or on behalf of such holder specifically for use in the preparation thereof.

                                    Page-56

              (C) Promptly after receipt by an indemnified party pursuant to the provisions of Subsection (f)(vi)(A) or (f)(vi)(B) of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party shall, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of Subsection (f)(vi)(A) or (f)(vi)(B), promptly notify the indemnifying party of the commencement thereof; provided, however, that the failure to so notify the indemnifying party shall not relieve it from its indemnification obligations hereunder except to the extent that the indemnifying party is materially prejudiced by such failure. If such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses different from or in addition to those available to the indemnifying party, or if there is conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party pursuant to Subsection (f)(vi)(A) or (f)(vi)(B) for any expense of counsel subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (1) the indemnified party shall have employed counsel in accordance with the provisions of the preceding sentence, or (2) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action. An indemnifying party shall not be responsible for amounts paid in settlement without its consent, provided that its consent may not be unreasonably withheld.

       (vii)  (A)  With respect to the inclusion of Registrable Securities in a registration statement pursuant to Subsections (f)(ii) or
                   (f)(iii), all fees, costs and expenses of and incidental to such registration, inclusion and public offering shall be borne by Ramtron; provided, however, that any securityholders participating in such registration shall bear their pro rata share of the underwriting discounts and commissions, if any.

                                    Page-57

              (B) The fees, costs and expenses of registration to be borne by Ramtron as provided in this Subsection (f)(vii) shall include, without limitation, all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for Ramtron, and all legal fees and disbursements and other expenses of complying with state securities or Blue Sky laws of any jurisdiction or jurisdictions in which securities to be offered are to be registered and qualified. Fees and disbursements of counsel and accountants for the selling securityholders shall, however, be borne by the respective selling securityholder.

      (viii) The rights to cause Ramtron to register all or any portion of Registrable Securities pursuant to this Subsection (f) may be assigned by any Shareholder to a transferee or assignee of 20% or more of the Ramtron Shares originally issued to such Shareholder hereunder. Within a reasonable time after such transfer the Shareholder shall notify Ramtron of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned. Such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. Any transferee asserting registration rights hereunder shall be bound by the provisions of this Subsection (f).

        (ix) From and after the date of this Agreement, Ramtron shall not agree to allow the holders of any securities of Ramtron to include any of their securities in any registration statement filed by Ramtron pursuant to Subsection (f)(ii) unless the inclusion of such securities will not reduce the amount of the Registrable Securities included therein.

    (g)  Restrictions on transfer of the Ramtron Shares.

         (i) The certificates for 50% of the total number of the Ramtron Shares issued to each Shareholder (the "Restricted Shares") will be subject to the restrictions of the Lock-Up Agreement.

        (ii) The Ramtron Shares that are not Restricted Shares (the "Unrestricted Shares") shall be transferable at any time by Shareholders; subject to the restrictions in Section 1(a) of the Lock-Up Agreement

    (h) Employee Stock Option Plan. Ramtron agrees that all employees of Mushkin will, so long as 80% or more of Mushkin is owned by Ramtron, be entitled to participate in such employee stock option plans as may be available to Ramtron's employees. In the event that Ramtron's Subsidiary, Enhanced Memory Systems, Inc. ("EMS"), becomes a publicly traded company at any time during which Mushkin is operating a part of an affiliated EMS business, the employees of Mushkin shall be entitled

                                    Page-58
         to receive, in substitution for such Ramtron stock option rights, rights in EMS stock or stock options of value equal to or greater than such Ramtron stock option rights. In addition to the employee stock options to be granted to William M. Mushkin in the Employment Agreement described in Section 7(a) of this Agreement, Ramtron agrees that fifteen thousand (15,000) employee stock options to purchase Ramtron Common Stock will be available for grants to employees of Mushkin, the respective grantees and numbers of options to be reasonably determined by William M. Mushkin in consultation with Ramtron. Certain additional option grants and salary adjustments for employees of Mushkin other than William M. Mushkin have been agreed in a separate schedule previously communicated to and from Ramtron and William M. Mushkin, which schedule shall be initialed by those parties prior to the Closing.

    (i) Abandonment. In the event that Ramtron at any time ceases substantial use of the domain "mushkin.com" Ramtron will sell such domain and any and all trademarks using the word "Mushkin" or a confusingly similar variant thereof to Mushkin for $10,000 payable to Ramtron at the time of execution of appropriate bills of sale selling the rights "as-is" without any warranties except warranty of ownership.

    (j) S Corporation. The Shareholders shall timely file a final Tax Return for the partial year ended the Closing Date as an S Corporation. Prior to the Closing, Mushkin may pay the Shareholders a cash amount estimated to equal 40% multiplied by the amount of income allocable to such Shareholder for such partial year (the "Permitted Distribution").

    (k) Employees. Immediately after the Closing, Ramtron shall offer employment to all current Mushkin employees on substantially similar or better terms than they are currently employed. Such persons shall not be required to relocated during the first year of employment without their consent. Such persons shall receive credit for the time employed with Mushkin for benefit plan purposes (except stock option vesting).

    (l) Contingent Payment Covenant. If on the date of the effectiveness of the Form S-3 Registration covering the Shareholders' resale of the Ramtron Shares as provided in Section 6(f), the price per share of Ramtron Common Stock, such price to be the amount per share equal to the average of the closing sale prices on the Nasdaq Stock Market for the five (5) trading days ending with the trading day immediately preceding the date of the effectiveness of that registration statement (the "Contingent Payment Price"), is less than $10.50, then Ramtron shall promptly pay to the Shareholders a cumulative amount (the "Contingent Payment Amount") equal to $10.50 less the Contingent Payment Price, multiplied by the number of the Ramtron Shares, subject to the proviso of the immediately following sentence. Notwithstanding the immediately preceding sentence, the Contingent Payment Amount shall not in any event exceed Five Hundred Thousand Dollars

                                    Page-59

         ($500,000), regardless of the Contingent Payment Price. The Contingent Payment Amount shall be paid pro rata to the respective holders of the certificates representing the Ramtron Shares based on the number of such shares held of record by such holders. The Contingent Payment Amount may, at Ramtron's sole option, be paid in cash or by delivery of that number of shares of Ramtron Common Stock determined by dividing the Contingent Payment Amount by the Contingent Payment Price, with any entitlement to fractional shares being in any event payable in cash.

7.  Conditions to Obligation to Close.

    (a) Conditions to Obligation of Ramtron. The obligations of Ramtron to consummate the transactions provided in this Agreement are subject to satisfaction of the following conditions at or prior to the Closing, the imposition of which is solely for the benefit of Ramtron and any one or more of which may be expressly waived by Ramtron, in its sole discretion:

         (i)  the representations and warranties set forth in Section 3(a) and
              Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

        (ii) Mushkin shall have procured all of the third party consents, if any, required with respect to the material agreement or agreements listed on Section 4(p) of the Disclosure Schedule;

       (iii) The Shareholders shall have executed and delivered the Lock-Up Agreement.

        (iv) no action, suit, or proceeding shall be pending, or to Shareholders' knowledge, threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of Ramtron to own the Common Stock of the Surviving Corporation and to control the Surviving Corporation, or (D) affect adversely the right of the Surviving Corporation to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

         (v) the Shareholders shall have delivered to Ramtron a certificate to the effect that each of the conditions specified above in Section 7(a)(i)-(iv) is satisfied in all respects;

                                    Page-60

        (vi) Ramtron and William Michael Mushkin shall have entered into an Employment Agreement in form and substance as set forth in Exhibit D attached hereto and the same shall be in full force and effect;

       (vii) Ramtron, Shareholders and an escrow agent satisfactory to all such Parties shall have entered into the Escrow Agreement;

      (viii) Ramtron shall have received from counsel to the Shareholders an opinion in substance as set forth in Exhibit E attached hereto, addressed to Ramtron and dated as of the Closing Date;

        (ix) Ramtron shall have received the resignations, effective as of the Closing, of each director and officer of Mushkin;

         (x) Ramtron shall have obtained the written consent of the National Electrical Benefit Fund, under and pursuant to the Loan Agreement dated August 6, 1999, between Ramtron and the National Electrical Benefit Fund, consenting to the transactions to be effected pursuant to this Agreement;

        (xi) all actions to be taken by the Shareholders in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Ramtron; and

       (xii) Mushkin shall, after making the Permitted Distribution, have at the Closing a free and unencumbered net cash balance of not less than Five Hundred Thousand Dollars ($500,000) on deposit at Union Bank and Trust, and the Shareholders shall have notified the responsible Bank official that Ramtron shall be permitted to confirm such deposit.

         Ramtron may waive any condition specified in this Section 7(a) if it executes a writing so stating at or prior to the Closing.

    (b) Conditions to Obligation of the Shareholders. The obligation of the Shareholders to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

         (i) the representations and warranties set forth in Section 3(b) above shall be true and correct in all material respects at and as of the Closing Date;

                                    Page-61

        (ii) no action, suit, or proceeding shall be pending or, to Ramtron's knowledge, threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect); or (C) affect adversely the right of the Shareholders to own the Ramtron Shares;

       (iii) Ramtron shall have delivered to the Shareholders a certificate to the effect that each of the conditions specified above in Section 7(b)(i)-(ii) is satisfied in all respects;

        (iv) Ramtron and William Michael Mushkin shall have entered into the Employment Agreement in form and substance as set forth in Exhibit D and the same shall be in full force and effect;

         (v) the Shareholders shall have received from counsel to Ramtron an opinion in substance as set forth in Exhibit F attached hereto, addressed to the Shareholders, and dated as of the Closing Date;

        (vi) all actions to be taken by Ramtron in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Shareholders; and

       (vii) Ramtron, Shareholders and an escrow agent satisfactory to all such Parties shall have entered into the Escrow Agreement.

       The Shareholders may waive any condition specified in this Section 7(b) if they execute a writing so stating at or prior to the Closing.

8.  Remedies for Breaches of This Agreement.

    (a)  Survival of Representations and Warranties.

         The representations and warranties of a Party contained in Sections 3 and 4 of this Agreement shall survive the Closing hereunder and continue in full force and effect for a period of twelve months thereafter at which time they shall expire unless a claim for indemnification has been made by such date, and provided further that the representations and warranties of parties contained in Sections 3(b)(x), 4(b) and 4(k) above shall survive the Closing and continue in full force and effect, subject to any applicable statutes of limitations.

                                    Page-62

    (b) Indemnification Provisions for Benefit of Ramtron. Subject to the limitations in Section 8(f), in the event either of the Shareholders breaches (or in the event any third party alleges facts that, if true, would mean either of the Shareholders has breached) any of their representations or warranties contained in Sections 3 or 4 above, and provided that Ramtron makes a written claim for indemnification against any of the Shareholders in accordance with Section 10(j) below within the survival period pursuant to Section 8(a) above, then each of the Shareholders agrees to indemnify Ramtron from and against the entirety of any Adverse Consequences Ramtron may suffer through and after the date of the claim for indemnification (including any Adverse Consequences Ramtron may suffer after the end of such survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach); provided, however, that the Shareholders shall not have any obligation to indemnify Ramtron from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by the breach (or alleged breach) of any representation or warranty of the Shareholders contained in Section 3 or Section 4 above until Ramtron has suffered Adverse Consequences by reason of all such breaches (or alleged breaches) in excess of a $50,000 aggregate threshold (at which point the Shareholders will be obligated to indemnify Ramtron from and against all such Adverse Consequences relating back to the first dollar).

    (c) Indemnification Provisions for Benefit of the Shareholders. In the event Ramtron breaches (or in the event any third party alleges facts that, if true, would mean Ramtron has breached) any of its representations or warranties in Section 3(b) above and, provided that any of the Shareholders makes a written claim for indemnification against Ramtron in accordance with Section 10(j) below within the survival period pursuant to Section 8(a) above, then Ramtron agrees to indemnify each of the Shareholders from and against the entirety of any Adverse Consequences the Shareholders may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Shareholders may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

    (d)  Matters Involving Third Parties.

         (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 8, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                                    Page-63

        (ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 business days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, and (D) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

       (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 8(d)(ii) above,
              (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

        (iv) In the event any of the conditions in Section 8(d)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 8.

    (e) Determination of Adverse Consequences. The Parties shall take into account the time cost of money (using the Applicable Rate as the discount rate) in determining indemnification amounts for Adverse Consequences for purposes of this Section 8.

                                    Page-64

    (f) Recoupment Under Escrow Agreement. Notwithstanding any provision herein to the contrary, except for fraud by the Shareholders, Ramtron's sole remedy for any Adverse Consequences it may suffer shall be recovery of the Escrowed Shares pursuant to the Escrow Agreement. The number of Escrowed Shares to be recovered for any Adverse Consequences shall be calculated by dividing the dollar amount of such Adverse Consequences by the last sale price of Ramtron Common Stock on the day immediately preceding the date of the determination of the amount of Adverse Consequences.

    (g) Waiver. Each of the Shareholders hereby agrees that he or she will not make any claim for indemnification against Mushkin by reason of the fact that he or she was a director, officer, employee, or agent of Mushkin or was serving at the request of Mushkin as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by Ramtron against such Shareholder (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable law, or otherwise).

9.  Termination.

    (a) Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

         (i) Ramtron, Mushkin and the Shareholders may terminate this Agreement by their mutual written consent at any time prior to the Closing;

        (ii) Ramtron may terminate this Agreement by giving written notice to the Shareholders at any time prior to the Closing (A) in the event either of the Shareholders has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Ramtron has notified the Shareholders of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach, or (B) if the Closing shall not have occurred on or before June 9, 2000, by reason of the failure of any condition precedent under Section 7(a) hereof (unless the failure results primarily from Ramtron itself breaching any representation, warranty, or covenant contained in this Agreement); and

                                    Page-65

       (iii) Mushkin and the Shareholders may terminate this Agreement by giving written notice to Ramtron at any time prior to the Closing
              (A) in the event Ramtron has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Mushkin or the Shareholders have notified Ramtron of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach or (B) if the Closing shall not have occurred on or before June 9, 2000, by reason of the failure of any condition precedent under Section 7(b) hereof (unless the failure results primarily from any of Mushkin or the Shareholders themselves breaching any representation, warranty, or covenant contained in this Agreement).

    (b) Effect of Termination. If any Party terminates this Agreement pursuant to Section 9(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach).

10.  Miscellaneous.

    (a) Nature of Certain Obligations. The covenants of each of the Shareholders in this Agreement are joint and several obligations. This means that each Shareholder will be responsible to the extent provided in Section 8 above for the entirety of any Adverse Consequences Ramtron may suffer as a result of any breach thereof.

    (b) Further Action, Reasonable Efforts. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use commercially reasonable efforts to (i) promptly make its respective filings, and thereafter make any other required submissions, under any applicable governmental law or regulation with respect to the transactions contemplated hereby, and (ii) take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Merger and related transactions in the most expeditious manner practicable, including using commercially reasonable efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental entities, making all filings and required submissions with governmental entities, obtaining all consents and approvals from third parties to contracts as are necessary for the consummation of the Merger and related transactions and defending any lawsuit or legal challenges, whether judicial or administrative, challenging this Agreement or the transactions contemplated hereby. In case at any time after the Effective Time any other action is necessary or desirable to carry out the purposes of this Agreement, each party to this Agreement shall use their reasonable efforts to take all such action.

                                    Page-66

    (c) Good Faith Performance. Without limiting any covenant or agreement herein, each party shall use reasonable commercial efforts not to take any action, or enter into any transaction, which would result in a breach of any covenant made by such party in this Agreement, or cause any representation or warranty to be or become untrue.

    (d) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of Ramtron and the Shareholders; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its good faith efforts to advise the other Parties prior to making the disclosure).

    (e) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

    (f) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

    (g) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of Ramtron and the Shareholders.

    (h) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

    (i) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

    (j) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, or (ii) if (and then one business day after) it is sent via a nationally recognized overnight courier service and, in either case, addressed to the intended recipient as set forth below:

                                    Page-67

         If to Mushkin or the Shareholders:

         376 Ogden Street
         Denver, CO   80218
         fax: 303-282-7707

         Copy to:

         Ben Sparks
         Sparks Willson Borges Brandt & Johnson, P.C.,
         128 S. Tejon, Suite 300
         Colorado Springs, CO 80903
         fax: 719-632-2017

         If to Ramtron:

         Ramtron International Corporation
         1850 Ramtron Drive
         Colorado Springs, CO   80921
         attn:  President
         fax:  (719) 481-9294

         Copy to:

         John A. St. Clair
         Coudert Brothers
         950 Seventeenth Street, Suite 1800
         Denver, CO  80202
         fax:  (303) 607-1080

         Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, messenger service, fax, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

    (k) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Colorado without giving effect to any choice or conflict of law provision or rule.

                                    Page-68

    (l) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

    (m) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

    (n) Expenses. Each of the Parties will bear his, her or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. Mushkin may pay on or after the Closing Date the fees of Sparks Willson Borges Brandt and Johnson, P.C. incurred prior to the Closing in connection with this transaction up to a limit of $35,000.

    (o) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated there under, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

    (p) Incorporation of Exhibits, Annexes, and Schedules. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

    (q) Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in Denver, Colorado in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each of the Parties waives any defense of inconvenient forum to the maintenance of

                                    Page-69
         any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on any other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in
         Section 10(j). Nothing in this Section 10(q), however, shall affect the right of any Party to bring suit in any other court of competent jurisdiction or to serve legal process in any other manner permitted by law or at equity.

    (r) Spousal Consents. The Shareholders are a married couple, and each of them hereby consents to the execution, delivery and performance by the other Shareholder of this Agreement and each of the other documents to be executed by such other Shareholder hereunder.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

RAMTRON:        RAMTRON INTERNATIONAL CORPORATION


                By  /S/ L. David Sikes
                  ----------------------
                Name:  L. David Sikes
                Title:  Chairman and CEO

RAMTRON SUB:    RIC MI ACQUISTION INC.


                By  /S/ L. David Sikes
                  ----------------------
                Name:  L. David Sikes
                Title:  Chief Executive Officer

MUSHKIN:        MUSHKIN, INC.


                By  /S/ William M. Mushkin
                   -------------------------
                Name:  William M. Mushkin
                Title:  President


SHAREHOLDERS:  By  /S/ William Michael Mushkin
                 -------------------------------
                 William Michael Mushkin

               By  /S/ Elizabeth Loring Crane
                 -------------------------------
                 Elizabeth Loring Crane

                                    Page-70

                                   EXHIBIT A

                             ARTICLES OF MERGER OF
                            RIC MI ACQUISITION INC.
                                     INTO
                                 MUSHKIN INC.

Pursuant to C.R.S. Section 7-111-105, the undersigned corporations, desiring to effect a merger, set forth the following facts:

                                   ARTICLE I

The names of the merging corporations are Mushkin Inc., a domestic corporation, incorporated in the State of Colorado on July 25, 1996, and RIC MI Acquisition Inc., a domestic corporation, incorporated in the State of Colorado on May 10, 2000. The name of the surviving corporation is Mushkin Inc.

                                   ARTICLE II

The Plan of Merger, containing the information required by C.R.S. Section 7-111-101, is set forth in Exhibit 1, which is attached hereto and made a part hereof.

                                   ARTICLE III

The Plan of Merger was unanimously adopted by the board of directors of Mushkin Inc. and, upon the board of directors' recommendation of the Plan of Merger to the shareholders of Mushkin Inc., such plan was duly approved by a unanimous vote of all of Mushkin Inc.'s shareholders

                                   ARTICLE IV

The Plan of Merger was unanimously adopted by the board of directors of RIC MI Acquisition Inc. and, upon the board of directors' recommendation of the Plan of Merger to the shareholders of RIC MI Acquisition Inc., such plan was duly approved by the vote of RIC MI Acquisition Inc.'s sole shareholder.

                                   ARTICLE V

These Articles of Merger will be effective upon filing.

MUSHKIN INC.

By:  /S/  William M. Mushkin
   ---------------------------
   Willliam M. Mushkin
   President                          Dated:  June 14, 2000

RIC MI ACQUISITION INC.

By:  /S/  L. David Sikes
   ---------------------------
   Chief Executive Officer            Dated:  June 14, 2000

                                    Page-71

                                    Exhibit 1

                                  PLAN OF MERGER
                                     BETWEEN
                              RIC MI ACQUISITION INC.
                                       AND
                                   MUSHKIN INC.

1. Parties to the Merger. Upon the Effective Time (as described below), RIC MI Acquisition Inc. ("RMAI"), a wholly-owned subsidiary of Ramtron International Corporation ("Ramtron"), shall be merged with and into Mushkin Inc. ("Mushkin"), RMAI's separate corporate existence shall cease and Mushkin shall continue as the surviving corporation (the "Merger"). Mushkin, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the "Surviving Corporation."

2.  Terms and Conditions of the Merger.

    a. The Merger shall become effective on such date as the Articles of Merger are filed with the Secretary of State for the State of Colorado (or such later time as may be agreed in writing by Mushkin and Ramtron and specified in the Articles of Merger) (the "Effective Time").

    b. At the Effective Time, all the property, rights, powers, privileges, powers and franchises of Mushkin and RMAI shall vest in the Surviving Corporation, and all the debts, liabilities and duties of Mushkin and RMAI shall become the debts, liabilities and duties of the Surviving Corporation.

    c. At the Effective Time, the Articles of Incorporation, Bylaws, directors and officers of RMAI, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation, Bylaws, directors and officers of the Surviving Corporation until thereafter amended or changed as provided by law; provided, however, that at the Effective Time, Article 1 of the Articles of Incorporation of the Surviving Corporation shall be amended to read: "The name of the corporation is Mushkin Inc."

3. Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of RMAI, Mushkin or the holders of any of the following securities:

    a. Each share of common stock, no par value per share, of Mushkin ("Mushkin Common Stock") issued and outstanding immediately prior to the Effective Time will be canceled and extinguished and automatically converted (upon surrender of the certificates representing such shares of Mushkin Common Stock) into the right to receive 467.343 shares of common stock, par value $0.01 per share, of Ramtron ("Ramtron Common Stock").

                                    Page-72

    b. Each share of common stock, $0.01 par value per share, of RMAI issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, $0.01 par value per share, of the Surviving Corporation. Each certificate evidencing ownership of shares of the common stock of RMAI shall evidence ownership of such shares of capital stock of the Surviving Corporation at and after the Effective Time.

    c. No fraction of a share of Ramtron Common Stock will be issued by virtue of the Merger, but in lieu thereof each holder of shares of Mushkin Common Stock who would otherwise be entitled to a fraction of a share of Ramtron Common Stock (after aggregating all fractional shares of Ramtron Common Stock that otherwise would be received by such holder) shall receive from Ramtron an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by
        (ii) the average of all of the last sales prices of Ramtron's Common Stock as reported on the NASDAQ SmallCapMarket for the five (5) prior trading days.

4. Amendments to Articles of Incorporation. The amendments to the Articles of Incorporation of the Surviving Corporation shall be as stated in Section 2(c) above.

                                    Page-73

                                   EXHIBIT B

                                ESCROW AGREEMENT

THIS ESCROW AGREEMENT is dated as of May 14, 2000, by and among William Michael Mushkin and Elizabeth Loring Crane as pledgors (the "Shareholders"), Ramtron International Corporation, a Delaware corporation as pledgee ("Ramtron") and US Bank National Association as escrow agent (the "Agent").

                                      Recitals

The Shareholders and Ramtron are parties to an Agreement and Plan of Merger dated as of May 11, 2000 (the "Merger Agreement"), providing for the merger of a wholly owned subsidiary of Ramtron with Mushkin Inc., a Colorado corporation owned by the Shareholders.

Pursuant to the Merger Agreement, Shareholders have received 952,380 shares of Ramtron's Common Stock, and Shareholders have agreed to secure certain indemnification obligations under the Merger Agreement with 95,238 of such shares (the "Escrowed Shares").

NOW THEREFORE, in consideration of the foregoing recitals and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Shareholders and Ramtron agree as follows:

1.  Pledge

As security of the satisfaction by the Shareholders of their obligations under the indemnification provisions of Section 8 of the Merger Agreement in full, the Shareholders hereby pledge, assign, hypothecate and deliver to Ramtron and grant to Ramtron a first priority and duly perfected security interest in the Escrowed Shares and any certificates therefor, and, subject to Section 4 hereof, all cash, securities and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Escrowed Shares (the Escrowed Shares and all such certificates, cash, securities, instruments and other property are referred to collectively herein as the "Escrowed Collateral").

2.  Procedures for Claims and Resolution of Disputes

    (a) Escrowed Shares. Ramtron has delivered to Agent as escrow agent for the Shareholders and Ramtron all certificates evidencing the Shareholders' ownership of the Escrowed Shares, accompanied by instruments of transfer duly executed in blank by the Shareholders. At any time or times prior to one year from the date of this Agreement (the "Expiration Date") Ramtron may make claims against the Escrowed Collateral for amounts due for indemnification under Article 8 of the Merger Agreement. Ramtron shall notify the Shareholders and the Escrow Agent in writing of each such claim ("Notice of Claim"),

                                    Page-74
         including a brief description of the amount and nature of such claim. If the amount subject to the claim is unliquidated, Ramtron shall make a good faith estimate as to the amount of the claim for purposes of determining the number of Escrow Shares and amount of other Escrowed Collateral, if any, to be withheld by the Escrow Agent if such claim is not resolved or otherwise adjudicated by the Expiration Date. Such good faith estimate shall be included in the Notice of Claim. If the Shareholders shall dispute a claim or Ramtron's estimate as to the amount of the claim, the Shareholders shall give written notice thereof to Ramtron and to the Escrow Agent within 30 days after the date Ramtron's Notice of Claim was received by the Shareholders, in which case the Escrow Agent shall continue to hold the Escrowed Collateral in accordance with the terms of this Agreement; otherwise, such liquidated claim shall be deemed to have been acknowledged to be payable out of the Escrowed Collateral in the full amount thereof as set forth in the Notice of Claim and the Escrow Agent shall use its best efforts to pay such liquidated claim from the Escrowed Collateral to Ramtron within three business days after expiration of said 30-day period. Unliquidated claims shall not be paid by the Escrow Agent until liquidated, but the Set Aside Amount (as defined below) shall be reserved for payment upon such liquidation. Disputes as to Ramtron's good faith estimate of a claim shall be resolved as provided below. The value of Escrowed Collateral paid to satisfy a claim under this Agreement shall be allocated pro rata among the Shareholders based on their proportionate interests in the aggregate Escrowed Collateral. With respect to each Shareholder, the amount paid to satisfy a claim under this Agreement shall be deducted from the Escrowed Collateral allocable to such Shareholder. If the amount of the claim exceeds the aggregate value of the Escrowed Collateral subject thereto, the Escrow Agent shall have no liability or responsibility for any deficiency.

    (b) Payment of Escrowed Shares. The Escrow Agent shall effect the payment of Escrowed Shares to Ramtron by surrendering such Escrowed Shares to Ramtron's stock transfer agent for cancellation upon receipt by the transfer agent of a copy of a letter from Ramtron to transfer agent, instructing transfer agent to issue a new certificate to the Escrow Agent for the remaining Escrowed Shares after giving effect to such payment. The value per share of the Escrowed Shares for purposes of this Agreement shall as set forth in Section 8 of the Merger Agreement. All claims paid out of the Escrowed Shares shall be rounded to the nearest whole share. The Escrow Agent shall not be responsible for and shall have no liability in connection with determining whether the transfer of any Escrowed Shares or other Escrowed Collateral complies with federal or state securities laws.

    (c) Dispute of Claims. If the Shareholders shall give notice to Ramtron and the Escrow Agent pursuant to Section 2(a)disputing a Ramtron claim, no distribution of the Escrowed Collateral shall be made by the Escrow Agent to Ramtron or to the Shareholders of the Set Aside Amount (as defined in below) with respect to such claim until either:
         (i) such disputed claim has been resolved as evidenced by a written notice executed by Ramtron and the Shareholders instructing the Escrow Agent as to the distribution of such Set Aside Amount or a portion thereof; or (ii) such dispute shall have been adjudicated in accordance with the arbitration procedures described below.

                                    Page-75

    (d) Resolution Procedures. If the Shareholders shall dispute an indemnification claim of Ramtron as provided in Section 2(a), the Escrow Agent shall set aside a portion of the Escrowed Collateral equal to the amount of the claim as set forth in the Notice of Claim (the "Set Aside Amount"), which amount may subsequently be modified by arbitration. If the Shareholders shall dispute the Set Aside Amount as provided in Section 2(a), the Escrowed Collateral constituting the Set Aside Amount shall be withheld pursuant to the immediately preceding sentence until otherwise determined by arbitration. The Set Aside Amount shall be allocated pro rata among the Shareholders based upon their percentage interests in the aggregate Escrowed Collateral. With respect to each Shareholder, the amount constituting the Set Aside Amount shall be deducted, to the extent necessary, from the Escrowed Collateral allocable to such Shareholder. In the event Ramtron notifies the Escrow Agent in writing that it has made out-of-pocket expenditures or anticipates that it will incur legal expenses in connection with any such disputed claim with respect to which it is entitled to be indemnified under the Merger Agreement, a portion of the Escrowed Collateral equal to such reasonable incurred or anticipated expenditures shall also be set aside and added to and become a part of the Set Aside Amount; provided, that in the event that it shall be agreed (as evidenced by a written notice executed by Ramtron and the Shareholders) or determined through an arbitration proceeding described in Section 2(e) that Ramtron is not entitled to indemnification with respect to such claim or such expenses, Ramtron shall not be entitled to the portion of the Escrowed Collateral set aside for such expenses.

    (e) Arbitration. If, within 60 days after either of the Shareholders sends notice of a dispute, the Escrow Agent has not received written notice executed by Ramtron and the Shareholders to the effect that the disputed indemnification claim has been resolved, the indemnification claim shall be referred to an arbitrator chosen by agreement of the Shareholders and Ramtron. If no agreement is reached regarding selection of the arbitrator within 30 days after written request from either party to the other, Ramtron or the Shareholders may submit the matter in dispute to the Judicial Arbitration and Mediation Service, to be settled by arbitration in Colorado Springs, CO in accordance with the commercial arbitration rules of such association. Ramtron and the Shareholders agree to act in good faith to select mutually an arbitrator. The fees and expenses of any arbitration shall be borne equally by the Shareholders as a group and Ramtron, unless and until the arbitrator determines otherwise. Any fees or expenses attributable to the Shareholders as a group shall be payable only out of the Escrowed Collateral. In no event shall the Escrow Agent be responsible for any fees or expenses of any party to any arbitration proceedings. The determination of the arbitrator as to the amount, if any, of the indemnification claim that is properly allowable shall be conclusive and binding upon the parties hereto and judgment may be entered thereon in any court having jurisdiction thereof, including, without limitation, any court in the State of Colorado. The Escrow Agent shall make payments of such claim, as and to the extent allowed, to Ramtron within three business days following its receipt of a copy of the arbitration award determination.

                                    Page-76

3.  Disposal of Escrowed Collateral

The Shareholders may not sell or otherwise transfer the Escrowed Collateral except with the express written consent of Ramtron, and any permitted purchaser's or transferee's right, title and interest in such shares shall be subject to the rights of the Agent and Ramtron hereunder.

4.  Voting, Dividends and Other Payments

    (a) Except with respect to any portion of the Escrowed Collateral that has been released to Ramtron pursuant to Section 2:

         (i) each Shareholder shall be entitled to exercise any and all voting and/or consensual rights and powers relating or pertaining to such Escrowed Collateral pledged by it or any part thereof for any purpose not inconsistent with the terms hereof;

        (ii) the Agent shall execute and deliver (or cause to be executed and delivered) to each Shareholder all such proxies, powers of attorney, dividend orders and other instruments as the Shareholder may reasonably request for the purpose of enabling the Shareholder to exercise the voting and/or consensual rights and powers which it is entitled to exercise pursuant to paragraph
              (i) above;

       (iii) each Shareholder shall be entitled to receive dividends made in the ordinary course of business on the Escrowed Shares; and

        (iv) any and all stock or liquidating dividends, distributions in property, returns of capital or other distributions and payments made on or in respect of the Escrowed Collateral, whether resulting from a subdivision, combination or reclassification of the outstanding Escrowed Collateral or received in exchange therefor or for any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets to which any such issuer may be a party or otherwise, and any and all cash and other property received in exchange for or redemption of any Escrowed Collateral shall be and become part of the Escrowed Collateral and, if received by a Shareholder, shall be held in trust by such Shareholder for the benefit of Ramtron and shall forthwith be delivered by the Shareholder to the Agent (registered in the name of the Agent, or accompanied by proper instruments of assignment executed by the Shareholder, in accordance with the Agent's instructions) to be held subject to the terms hereof. Any and all money and other property paid over to or received by Ramtron pursuant to the provisions of this subsection (a)(iv) shall be retained by the Agent as part of the Escrowed Collateral and be applied in accordance with the provisions hereof.

                                    Page-77

    (b) With respect to any Escrowed Collateral released to Ramtron, all rights of the Shareholders to exercise the voting and/or consensual rights and powers which it is entitled to exercise pursuant to
         Section 4(a)(i) shall cease, and all such rights shall thereupon become vested in Ramtron, who shall have the sole and exclusive right and authority to exercise such voting and/or consensual rights and powers. With respect to any Escrowed Collateral released to Ramtron (and until any claim for indemnification pursuant to Section 8 of the Merger Agreement shall have been paid in full) Ramtron shall be entitled to receive dividends made in the ordinary course of business on the Escrowed Collateral included in such Set Aside Amount, which dividends shall be held as additional collateral hereunder.

5.  Representations, Warranties and Covenants

Each of the Shareholders represents and warrants to, and covenants with, Ramtron as follows:

    (a) that the Escrowed Shares of such Shareholder are duly authorized, validly issued, fully paid and owned by such Shareholder of record and beneficially, free and clear of any lien, claim, restriction upon transfer (other than pursuant to the applicable securities laws) or upon voting, option, charge, security interest or other encumbrance ("Lien") thereon or affecting the title thereto ;

    (b) that such Shareholder has legal title and good right and lawful authority to pledge, assign and deliver the Escrowed Shares; and

    (c) that such Shareholder will not create, assume or suffer to exist any Lien on the Escrowed Collateral other than pursuant to this Agreement.

6.  Application of Escrowed Collateral

The value pursuant to Section 8 of the Merger Agreement of any Escrowed Collateral released to Ramtron hereunder shall be applied as follows:

     First: to the payment of the costs and expenses of the Agent and the reasonable fees and out-of-pocket expenses of counsel employed by the Agent in connection with the claim;

     Second: to Ramtron to satisfy the amount due under Section 8 of the Merger Agreement; and

     Third: the balance (if any) of such proceeds shall be held by the Agent as a part of the Escrowed Collateral in the manner provided in
             Section 4(a)(iv).

                                    Page-78

7.  Release

The Shareholders shall be discharged from their obligations hereunder, the security granted to Ramtron shall be immediately released and this Agreement shall terminate upon the termination of the provisions of Section 8 of the Merger Agreement. Escrow Agent shall release to the shareholders on the Expiration Date all Escrowed Collateral that has not been released to Ramtron or is not a Set Aside Amount. Each Shareholder understands and acknowledges that neither the Agent nor Ramtron shall have an obligation to release any of the Escrowed Collateral to either Shareholder until the time of such discharge.

8.  Further Assurances; Negative Covenant

    (a) Each Shareholder agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as the Agent or Ramtron may at any time reasonably request in connection with the administration or enforcement of this Agreement or related to the Escrowed Collateral or any part thereof or in order better to assure and confirm unto the Agent and Ramtron their rights, powers and remedies hereunder. Each Shareholder hereby irrevocably appoints the Agent as its attorney-in-fact, with full authority in the place and stead of the Shareholder, and in the name of the Shareholder or otherwise, to perform, or cause performance of, any agreement of such Shareholder contained herein which such Shareholder fails to perform. Each Shareholder agrees to indemnify the Agent for any claims, losses, liabilities and expenses reasonably incurred by it in connection with the Agent's exercise of the foregoing power of attorney.

    (b) The Agent agrees to do such further acts and things and to execute and deliver such documents as either Shareholder may reasonably request in order to effect the discharge and release referred to in Section 8 above.

9.  Notices

All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, or (ii) if (and then one business day after) it is sent via a nationally recognized overnight courier service and, in either case, addressed to the intended recipient as set forth below:

                                    Page-79

If to the Shareholders:

376 Ogden Street
Denver, CO   80218
fax:  303-282-7707

Copy to:

Ben Sparks
Sparks Willson Borges Brandt & Johnson, P.C.,
128 S. Tejon, Suite 300
Colorado Springs, CO 80903
fax: 719-632-2017

If to Ramtron:

Ramtron International Corporation
1850 Ramtron Drive
Colorado Springs, CO   80921
attn:  President
fax:  (719) 481-9294

Copy to:

John A. St. Clair
Coudert Brothers
950 Seventeenth Street, Suite 1800
Denver, CO   80202
fax:  (303) 607-1080

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, messenger service, fax, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

10.  Expenses

Ramtron agrees to reimburse the Agent for all reasonable attorneys' fees and expenses and all other reasonable expenses in connection with the enforcement of the rights of the Agent hereunder.

                                    Page-80

11.  Agent

    (a) Ramtron hereby appoints the Agent to act as its agent as herein specified and irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and to exercise such powers hereunder as are specifically delegated to the Agent and such powers as are reasonably incidental thereto. In performing its functions hereunder the Agent shall act solely as the agent of Ramtron and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for either Shareholder.

    (b) The Agent shall not be liable for any action taken or omitted by it hereunder, or in connection herewith, except for its gross negligence or willful misconduct. Ramtron agrees to indemnify and hold the Agent harmless from and against any and all liabilities, damages, penalties, judgments, suits, expenses and other costs of any kind or nature whatsoever imposed on, incurred by or asserted against the Agent in respect of its obligations hereunder, except for its gross negligence or willful misconduct; provided, however, that this subsection 11(b) shall not be construed to limit or eliminate any obligations of Ramtron hereunder.

    (c) The Agent shall be entitled to rely upon any communication or document believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons and to act upon the advice of legal counsel and other experts selected by it concerning all matters pertaining to this Agreement and its duties hereunder, and shall not be liable to any of the other parties hereto for any of the consequences of such reliance.

    (d) The Agent may, without liability to account, engage in any kind of business with Ramtron as if it were not the Agent.

    (e) Ramtron shall make payment in immediately available funds to the Agent for any amounts due from Ramtron to the Agent (whether for its own account of for the account of Ramtron) hereunder by delivery to the Agent or to the account of the Agent specified by the Agent at such bank in such city as the Agent shall designate by notice to Ramtron from time to time. Any such payments shall be made within 30 days of the date of the Agent's written notice to Ramtron of the amount due hereunder.

    (f) Determinations made by the Agent and contained in notices from the Agent to either of the Shareholders or Ramtron shall be conclusive and binding on the Shareholders and Ramtron, absent manifest error in computation or transmission.

                                    Page-81

    (g) The Agent, by giving written notice thereof to the Shareholders and Ramtron, may resign and designate as a successor Agent hereunder any legal entity controlled by an affiliate of the Agent. Upon the designation of a successor Agent and upon the acceptance by such successor Agent of its appointment, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any such designation, resignation or removal hereunder as Agent, the provisions of this Section 11 and of Section 12 shall continue in effect for the benefit of the retiring Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder.

12.  Miscellaneous

Neither this Agreement nor any provision hereof may be amended, modified, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the amendment, modification, waiver, discharge or termination is sought. The provisions of this Agreement shall be binding upon the successors and assigns of each of the parties hereto. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof. This Agreement shall be construed in accordance with and governed by the laws of the State of Colorado.

13.  Counterparts

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


/S/ William Michael Mushkin               /S/ Elizabeth Loring Crane
-----------------------------             ----------------------------
William Michael Mushkin                   Elizabeth Loring Crane

RAMTRON INTERNATIONAL                     US BANK NATIONAL ASSOCIATION
   CORPORATION


By  /S/ L. David Sikes                    By  /S/  Adam M. Dalmy
  ----------------------                    ----------------------
Name:  L. David Sikes                     Name:  Adam M. Dalmy
Title:  CEO                               Title:  Vice President

                                    Page-82

                                   EXHIBIT C

                               LOCK-UP AGREEMENT

This Lock-Up Agreement (the "Agreement") is made and entered into as of May 14, 2000, by and among RAMTRON INTERNATIONAL CORPORATION, a Delaware corporation ("Ramtron"), and WILLIAM MICHAEL MUSHKIN and ELIZABETH LORING CRANE, each an individual resident of Denver, Colorado (each a Shareholder and collectively, the "Shareholders"). Ramtron and the Shareholders are referred to collectively herein as the "Parties." Capitalized terms not defined herein shall have the meaning given to them in the Merger Agreement (as defined below).

                                     RECITALS

In connection with the Merger Agreement of this date (the "Merger Agreement") between the Parties and Mushkin Inc., a Colorado corporation ("Mushkin") and RIC MI ACQUISITION, INC., a Colorado Corporation ("Ramtron Sub"), the Parties desire to restrict as provided herein the sale or transfer of the Ramtron Shares issued to the Shareholders under and pursuant to the Merger Agreement.

                                     AGREEMENT

For good and valuable consideration, the Parties hereby agree as follows:

1.  Restriction on Transfer.   A Shareholder shall not be permitted to
transfer, assign, hypothecate, encumber, pledge or otherwise alienate (hereinafter "transfer") the Ramtron Shares except in accordance with subsections (a) and (b) below, respectively, and in all respects subject to compliance with state and federal securities laws,:

    (a) With respect to the 476,190 Unrestricted Shares, the Shareholders cumulatively shall be permitted to transfer the following amounts:

         Dates                     Unrestricted Shares Permitted to Transfer
=============================================================================
   After Closing Date and             40% being 190,476 shares
   Prior to 90 days after the
   Closing Date, or thereafter.
=============================================================================
   90 days after the Closing Date     Additional 30% 142,857 being shares
   to 180 Days after the Closing      (for a total of 70%) being a total of
   Date, or thereafter.               333,333 shares
=============================================================================
   After 180 days after the           Additional 30% 142,857 being shares
   Closing Date                       (for a total of 100% being a total of
                                      476,190 shares
=============================================================================

    (b) With respect to the 476,190 Restricted Shares, the Shareholder shall be permitted to transfer the following amounts:

         Dates                       Restricted Shares Permitted to Transfer
=============================================================================
   From and after the first           33.33% being 158,730 shares.
   anniversary of the Closing
   Date to the second anniversary
   of the Closing Date, or
==============================================================================
   From and after the second          Additional 33.33% being 158,730 shares
   anniversary of the Closing         (for a total of 66.66%) being a total
   Date to the third anniversary      of 317,460 shares.
   of the Closing Date, or
   thereafter.
==============================================================================
   After the third anniversary        Additional 33.34% being 158,730 shares
   of the Closing Date                (for a total of 100%) being 476,190
                                      shares.
==============================================================================

                                    Page-83

Any attempt to transfer any Ramtron Shares or any rights therein in violation of this Lock-Up Agreement shall be null and void ab initio and Ramtron shall not register or recognize for any purpose any such attempted transfer.

2. Certain Gifts Exempt. Notwithstanding Section 1 above, a Shareholder may make a gift of shares of Ramtron to his or her spouse, issue, other members of his or her immediate family, or to a United States trust for the benefit only of such shareholder, spouse, issue or other members (collectively, the "Permitted Transferees"), without complying with the provisions of this Agreement, provided that the transferee is (i) a resident of the United States and (ii) agrees in writing prior to the transfer to be subject to the provisions of this Agreement.

3. termination. The restrictions imposed by this Agreement shall terminate immediately upon (i) mutual consent of the parties, (ii) any reorganization, merger or consolidation of Ramtron with any other corporation in which Ramtron is not the surviving corporation, (iii) a sale of substantially all of Ramtron's assets, (iv) a complete liquidation of Ramtron, or (v) a sale of at least 80% of the outstanding stock of Ramtron (on an as converted to Common basis) to a single purchaser or group of purchasers.

4. legends. Each certificate representing shares of Ramtron subject to this Agreement shall bear the following legend (the "Lock-Up Legend"):

    "THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN LOCK-UP AGREEMENT BY AND BETWEEN THE STOCKHOLDER AND RAMTRON. COPIES OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER UPON WRITTEN REQUEST TO THE SECRETARY OF RAMTRON."

Upon request of a Shareholder, Ramtron shall promptly cause its transfer agent to remove the Lock-Up Legend with respect to any shares not subject to Section 1 hereof and deliver an unlegended certificate to the requesting Shareholder for such shares (and a legended certificate for any shares remaining subject to Section 1) upon normal and appropriate surrender procedures of outstanding certificates.

5.   Miscellaneous.

     5.1  Successors and Assigns.   Except as otherwise provided herein, this
          Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, the parties' respective successors, assigns and legal representatives.

     5.2 Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the Ramtron and a respective Shareholder.

                                    Page-84

     5.3 Notices. Any notice required or permitted by this Agreement shall be delivered in the manner provided in the Merger Agreement.

     5.4 Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

     5.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

The parties have executed this Lock-up Agreement as of the date first written above.

RAMTRON:         RAMTRON INTERNATIONAL CORPORATION


                 By  /S/ L. David Sikes
                   ----------------------
                 Name:  L. David Sikes
                 Title:  CEO


SHAREHOLDERS:    By  /S/ William Michael Mushkin
                   -------------------------------
                   William Michael Mushkin


                 By  /S/ Elizabeth Loring Crane
                   -------------------------------
                   Elizabeth Loring Crane

                                    Page-85

                                   EXHIBIT D
May 14, 2000


Mr. William Michael Mushkin
376 Ogden Street
Denver, Colorado  80218

Dear Mr. Mushkin:

I am pleased to confirm Mushkin, Inc.'s offer for the position of Vice President of Mushkin, Inc.

The following are the essential points of our arrangement:

1.  Your salary shall be $125,000.00 annually, paid semi-monthly.

2. A contract will be entered into between yourself and Ramtron (copy attached); whereby Ramtron will pay your base salary through the contract period if you leave involuntarily.

I very much look forward to your employment with Mushkin, Inc. and feel your leadership will be significant in achieving our overall objectives.

Please sign and return one of the originals of this offer indicating your acceptance of this offer.

Sincerely,                                   I accept this offer.

/S/ L. David Sikes                           /S/ William Michael Mushkin
------------------------                     ---------------------------
L. David Sikes                               William Michael Mushkin
Chairman and CEO

Enclosure

                                    Page-86

May 14, 2000


Mr. William Michael Mushkin
376 Ogden Street
Denver, Colorado  80218

Dear Mr. Mushkin:

This letter agreement ("Agreement") sets forth our agreement to the terms of your employment with Mushkin, Inc. (the "Company").

1. Term. The term of this Agreement shall begin on May 14, 2000 and shall continue for a period of three years, unless sooner terminated as provided in paragraph 2 below.

2. Termination. Should you voluntarily terminate your employment (other than for Good Reason) or should your employment be terminated for cause, the Company shall be relieved of all of its obligations provided herein including, but not limited to, its obligation to pay you the salary provided in paragraph 3 below. Termination for cause shall include:

    (a) chronic absenteeism (not due to physical or mental illness, not constituting permanent disability, habitual alcoholism, drug abuse or addiction);

    (b) the commission of a felony or fraud on the Company or any of its affiliates or any of their respective employees, customers, stockholders, or vendors;

    (c) misappropriation of any money or other assets or properties of the Company or any of its affiliates or any of their respective employees, customers, stockholders or vendors;

    (d) violation of reasonable, specific and lawful directions received from the Company's Board of Directors and/or CEO, in connection with and pertaining to your duties as Vice President of the Company; or

    (e) the unauthorized disclosure or use of any trade secrets or financial information or data belonging to the Company or any of its affiliates which results, or is likely to result, in material injury or damage to the Company or any of its affiliates.

         "Good Reason" means that, without your written consent the Company
         (a) reduces your base salary more than 10% without cause; (b) significantly reduces your job authority or responsibility without cause; or (c) requires you to move the location of your job, office, or residence so that you will be based at a location more than twenty-five miles from the Company's Denver location.

                                    Page-87

         Upon termination of this Agreement, you shall be paid your regular salary and accrued vacation time, if any, up to the termination date less applicable income tax withholdings and any other lawful offset for charges or indebtedness which may be owed by you to the Company or both. If the Company terminates your employment for any reason other than cause during the term of this Agreement, or you resign for Good Reason, then the Company shall be obligated to continue to pay you the salary provided in paragraph 3 below until such term expires. IT IS EXPRESSLY ACKNOWLEDGED AND UNDERSTOOD THAT YOUR EMPLOYMENT WITH THE COMPANY IS AN EMPLOYMENT "AT WILL" SITUATION.

3. Salary. The salary to be paid by the Company to you shall be Ten Thousand Four Hundred Sixteen Dollars and Sixty Seven Cents ($10,416.67) per month ($125,000.00 per annum), which amount shall be paid in equal installments on or about the 15th and 30th of each month. All such payments shall be subject to withholding and other applicable taxes.

4. Benefits. You will be entitled to receive benefits, including health insurance, life insurance, disability insurance, vacation time and participation in employee stock option plans in accordance with the policies of Ramtron International Corporation ("Ramtron") from time to time. In addition, you shall be granted, subject to board approval, an incentive stock option to purchase Twenty Thousand (20,000) shares of Common Stock under Ramtron's Employee Stock Option Plan and Ramtron's standard Employee Stock Option Agreement, copies of which Ramtron has delivered to you in the forms attached hereto as Attachments 1 and 2, respectively. The Employee Stock Option Agreement will provide for an exercise price to be determined by Ramtron's Board at the time of such Board's approval and grant of the incentive stock option and that such option shall vest annually from the date of this Agreement in equal amounts over four years. Management will recommend approval of the option to Ramtron's Board. For eligibility and participation in Ramtron's benefit plans your date of employment will be considered the date you started for the Company.

5. Ownership of Documents, Patents and Copyrights. Any documents, inventions or copyrightable material that you may prepare while employed by the Company shall be subject to the non-disclosure and assignment requirements provided in the Invention and Non-Disclosure Agreement between you and the Company dated the date hereof in the form of Attachment 3 hereto. The termination or expiration of this Agreement shall have no affect on your duties and obligations as provided in said Invention and Non-Disclosure Agreement.

6. Change of Ownership. If during the term of this contract, a change of ownership (defined as the sale or transfer of more than 50% of the assets or stock to a single new owner) of Ramtron, Enhanced Memory Systems, Inc. ("EMS") or the Company occurs and your employment hereunder is not continued (or an equivalent job is not offered to you with the new entity), then you shall be entitled to a severance package that would include:

                                    Page-88

      Your salary until departure date
      Any unpaid expense reimbursement
      Accrued vacation pay
      One year's salary to be paid in one lump sum or monthly over 12 months at the discretion of the Company

7. Arbitration. Should any dispute arise under this Agreement or out of its termination or cancellation, the matter shall be submitted to and decided by arbitration. The arbitration shall be held at a mutually agreeable location within the State of Colorado and shall be held in accordance with the terms and conditions outlined in the Colorado Uniform Arbitration Act, C.R.S. Section 13-22-201.

8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

9. Severability. In case any one or more of the provisions of this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected thereby.

10. Assignability and Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon your successors, assigns and legal representatives and the successors and assigns of the Company. Neither party may assign, transfer, pledge, encumber or otherwise dispose of this Agreement or any rights or obligations hereunder, and any such attempt at delegation or disposition shall be null and void and without effect; except that the Company may assign or transfer this Agreement or any rights or obligations hereunder, to either Ramtron or EMS.

11. Complete Agreement; Modification; Waiver. This Agreement constitutes the complete agreement and understanding between the parties with respect to the subject matter hereof. This Agreement shall not be altered, modified or amended except by written instruments signed by each of the parties hereto. Waivers of any provision contained herein or any default hereunder shall only be effective if in writing and signed by the party to be charged therewith. Any written waiver shall not operate or be construed as a waiver of any or other subsequent breach or default by any party.

Please indicate your agreement to the foregoing by signing below.

Sincerely,


/S/ L. David Sikes
L. David Sikes
Chairman and CEO

This Agreement is hereby agreed to and accepted, effective as of May 14, 2000.


/S/  William Michael Mushkin                    June 14, 2000
------------------------------                -----------------
William Michael Mushkin                             Date

                                    Page-89

                                   EXHIBIT E

                   SPARKS WILLSON BORGES BRANDT & JOHNSON, P.C.
                               Attorneys at Law

R. KENNETH SPARKS          128 South Tejon, Suite 304     DAVID P. STEIGERWALD
ROBERT M. WILLSON            Post Office Box 1678          JENNIFER M. STOKLEY
KENT H. BORGES          Colorado Springs, Colorado 80901       STEPHEN A. HESS
BEN SPARKS                                                    MICHELE B. FAGIN
CHRISTOPHER M. BRANDT      Telephone:  (719) 475-0097
SCOTT W. JOHNSON           Facsimile: (719) 633-8477
MARK A. MINICH           Website:  www.sparkswillson.com
TIMOTHY V. DIX                                      DALE B. HALLING, Of Counsel
Of Counsel                                           Registered Patent Attorney


                                  June 14, 2000

Ramtron International Corporation
1850 Ramtron Drive
Colorado Springs, CO   80921

Gentlemen and Ladies:

We are counsel to WILLIAM MICHAEL MUSHKIN and ELIZABETH LORING CRANE (the "Shareholders") and MUSHKIN INC., a Colorado corporation ("Mushkin"), in connection with the Merger Agreement entered into May 11, 2000 (the "Merger Agreement"), by and among the Shareholders, Mushkin, RAMTRON INTERNATIONAL CORPORATION, a Delaware corporation ("Ramtron") and RIC MI ACQUISITION, INC. CORPORATION, a Colorado corporation and wholly-owned subsidiary of Ramtron ("Ramtron Sub). This opinion is being delivered to you pursuant to Section 7(a)(viii) of the Merger Agreement. Unless otherwise indicated, all terms used herein which are defined in the Merger Agreement shall have the respective meanings given to them in the Merger Agreement.

In connection with this opinion we have examined the following;

1. The Merger Agreement and the documents to be delivered in connection therewith;

2.  The Due Diligence Materials;

3. A Certificate of the Shareholders dated as of the date of this opinion, a copy of which is attached hereto.

In rendering our opinions herein we have, with your consent, relied only on our examination of the foregoing documents and certificates. We have, with your consent, made no independent verification of the factual matters set forth in the documents, the certificates or in the Merger Agreement.

                                    Page-90

We have assumed the genuineness of all signatures (other than signatures of the Shareholder and persons acting on behalf of Mushkin) of persons signing all documents and instruments in connection with this opinion, the authority of such persons signing on behalf of the parties thereto(other than signatures of the Shareholder and persons acting on behalf of Mushkin) , the conformity to originals of all documents submitted to us as copies, and the authenticity of the originals of all documents submitted to us as copies. In rendering the opinions expressed below, we have assumed that the Merger Agreement has been duly authorized, executed and delivered by and constitutes a legal, valid and binding obligation of each party thereto other than Mushkin and the Shareholders.

We are licensed to practice law in the State of Colorado and do not express any opinion herein as to matters other than the laws of the State of Colorado and the federal laws of the United States of America.

We assume no obligation to revise or supplement any of these opinions should such laws be changed by legislative action, judicial decision or otherwise. We express no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof. Our opinions are limited to the facts as they presently exist. We express no opinion as to, and expressly disclaim any undertaking or obligation to update any of these opinions in respect of, changes, circumstances or events which occur subsequent to the date hereof.

In connection with the opinions expressed herein as being limited to "our knowledge," such knowledge examination has been limited to discussions with the Shareholders in the course of this transaction and the knowledge of the lawyers of our firm with active involvement in negotiating the transactions provided for by the Merger Agreement and in preparing or commenting on the Merger Agreement or preparing this opinion.

Based upon, and subject to, the foregoing and the matters disclosed in the Disclosure Schedule to the Merger Agreement, it is our opinion that:

1. Mushkin is a corporation duly incorporated and validly existing and in good standing under the laws of the State of Colorado.

2. The authorized capital stock of Mushkin is 10,000 shares of Common Stock, no par value per share, of which, to our knowledge, the Shares, comprising 2,040 shares of the Common Stock of Mushkin, constitute all of the issued and outstanding capital stock of Mushkin, are validly issued and outstanding, fully paid and nonassessable, and are owned of the record by the Shareholders. To our knowledge, there are no outstanding warrants, options or rights (preemptive or otherwise) or other securities, plans or agreements that give the Shareholders or any other person the right to purchase or otherwise acquire any shares of capital stock of any of Mushkin or any securities convertible into, exchangeable or exercisable for shares of such capital stock or under which any such warrant, option, right or security may be issued in the future.

                                    Page-91

3. The Merger Agreement has been duly executed and delivered by the Shareholders and Mushkin and constitutes a legal, valid and binding obligation of the Shareholders and Mushkin, enforceable against the Shareholders and Mushkin in accordance with its terms except as (a) enforceability may be limited by bankruptcy, insolvency, reorganization of similar laws affecting creditors' rights generally, (b) the enforceability of the Shareholders' and Mushkin's obligations under the Merger Agreement are subject to general principles of equity (whether it is considered in a proceeding in equity or law), and (c) as to the enforceability of the indemnification provision of Sections 6(f) of the Merger Agreement, to public policy considerations or court decisions which may limit the right of any indemnified party thereunder to obtain indemnification and (d) as to the geographic scope and time restrictions of Section 6(e).

4. The execution and delivery by the Shareholders and Mushkin of the Merger Agreement and the performance by the Shareholders and Mushkin of their respective obligations thereunder do not and will not (a) violate any provision of the Articles of Incorporation or Bylaws of Mushkin; (b) to our knowledge, violate any law, rule, regulation, order, writ, or injunction of the State of Colorado or the United States applicable to the Shareholders or Mushkin or both or require the Shareholders or Mushkin or both to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise); or (c) to our knowledge, result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which Mushkin or the Shareholders or both are parties, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets of Mushkin, provided however, that our opinion with respect to 4(b) and (c) above is limited to those events or occurrences enumerated above that would have a Material Adverse Effect on the Company.

5. To our knowledge, there is no litigation or governmental or administrative proceeding or investigation pending or threatened against any Shareholder or Mushkin or both which could prevent or hinder the consummation of the transactions contemplated by the Merger Agreement.

    The opinions set forth above are subject to the following additional qualifications:

    (a) We have assumed that Ramtron and Ramtron Sub have all requisite power and authority and have taken all necessary corporate action to execute, deliver and perform the Merger Agreement and all documents and agreements executed in connection therewith to which Ramtron and Ramtron Sub are a party and to effect the transactions contemplated thereby and, as to our opinion set forth in paragraph 4 above, that performance by Ramtron of the Merger Agreement and each of the other documents delivered in connection therewith will not violate applicable law.

                                    Page-92

    (b) We have assumed the due execution and delivery for value of the Merger Agreement by Ramtron and of each of the other documents delivered in connection therewith by Ramtron and Ramtron Sub.

    (c) Our opinion is limited to matters expressly set forth herein and no opinion is to be implied or inferred beyond the matters expressly so stated.

    (d) We have assumed that you are not aware of any facts, laws, rules, regulations, requirements or ordinances of any federal, state, local or municipal government or regulatory agency that are contrary to, or cause you to doubt, the opinions expressed herein.

    (e) Our opinion is governed by, and shall be interpreted in accordance with, the following sections of the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991) (the "Governing Sections"):

         (i)  Section 4 - Reliance by Opinion Giver on Assumptions;
        (ii)  Section 14 - Other Common Qualifications;
       (iii)  Section 19 - Specific Legal Issues.

As a consequence, it is subject to the qualifications, exceptions, definitions, limitations on coverage and other limitations, described in Governing Sections of the Accord, and our opinion should be read in conjunction therewith.

    (f) We express no opinion as to the effect or availability of rules of law governing equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or equity), bankruptcy, insolvency, nor the availability or enforceability of any remedies provided for in the Merger Agreement.

    (g) We express no opinion as to matters of local, state or federal tax laws, federal export control laws or state and federal telecommunications laws.

This opinion is being furnished by us as counsel to Mushkin and the Shareholders. It is solely for your benefit in connection with the transactions contemplated by the Merger Agreement and may not be relied upon by you for any other purpose or by any other person for any purpose, nor may you furnish copies of this opinion to any other person without our consent.

Sincerely,


/S/  SPARKS WILLSON BORGES BRANDT & JOHNSON, P.C.
SPARKS WILLSON BORGES BRANDT & JOHNSON, P.C.

                                    Page-93

                                    EXHIBIT F

June 14, 2000


Mr. William M. Mushkin
Ms. Elizabeth L. Crane
Mushkin Inc.
376 Ogden St.
Denver, Colorado 80218

Dear Mr. Mushkin and Ms. Crane:

Ramtron International Corporation, a Delaware corporation (the "Company"), has requested that we provide to you this opinion pursuant to Section 7(b)(v) of the Agreement and Plan of Merger dated May 11, 2000 (the "Merger Agreement"), among the Company, Mushkin Inc., RIC MI Acquisition Inc. (the "Merger Sub") and you. Capitalized terms used herein without definition have the meanings specified in the Merger Agreement (including the definition of you as the "Shareholders").

For purposes of this opinion, we have examined such questions of law and fact as we have deemed to be necessary or appropriate and have also examined a copy of the executed Merger Agreement and each of the documents attached as exhibits thereto, and such other documents as we have deemed necessary or appropriate, including, without limitation, the following documents:

    (i) The Articles of Incorporation of the Company, as amended to date, certified by the Secretary of State of the State of Delaware as of June 8, 2000 (the "Certificate of Incorporation");

   (ii) Bylaws of the Company and the Certificate of the Company's Secretary dated June 14, 2000, certifying the effectiveness of those Bylaws (the "Bylaws");

  (iii) The Certificate of Incorporation of the Merger Sub, certified by the Secretary of State of the State of Colorado as of June 1, 2000;

   (iv) Bylaws of the Merger Sub and the Certificate of the Merger Sub's Secretary dated June 14, 2000, certifying the effectiveness of those Bylaws;

    (v) Resolutions regarding the Merger Agreement and the transactions contemplated thereby adopted by the Company's Board of Directors by unanimous written consent dated May 10, 2000, and the Certificate of the Company's Secretary dated June 14, 2000, certifying the adoption of those resolutions;

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   (vi)  Resolutions regarding the Merger Agreement and the transactions contemplated thereby adopted by the Merger Sub's Board of Directors by unanimous written consent dated May 11, 2000, and the Certificate of the Merger Sub's Secretary dated June 14, 2000, certifying the adoption of those resolutions;

  (vii) The Officers' Certificate dated June 14, 2000, of certain officers of the Company, certifying certain factual matters, including the accuracy of the representations and warranties of the Company in the Merger Agreement;

 (viii) The Officers' Certificate dated June 14, 2000, of certain officers of the Merger Sub, certifying certain factual matters, including the accuracy of certain matters regarding the Merger Sub;

   (ix) The Incumbency Certificate dated June 14, 2000, certifying the authenticity of certain of the Company's officers' signatures;

    (x) The Incumbency Certificate dated June 14, 2000, certifying the authenticity of certain of the Merger Sub's officers' signatures; and

   (xi) A specimen of the stock certificates used to evidence shares of the Company's Common Stock.

For purposes of this opinion, we have assumed: (i) in examining the above-referenced documents, the authenticity of all documents submitted to us as originals, the completeness and conformity with originals of all documents submitted to us as copies, and the genuineness of all signatures on such documents; and (ii) that (a) the transactions contemplated in the Merger Agreement were fair to the Company and its stockholders as of the time they were authorized by the Company's Board of Directors; (b) the transactions contemplated in the Merger Agreement insofar as they relate to Mushkin Inc. and the Shareholders are in compliance with any law or laws applicable to them;
(c) the certificates evidencing the Ramtron Shares to be issued to the Shareholders will be evidenced by certificates in the form of the specimen certificate described in paragraph (xi) hereof and signed by duly authorized officers of the Company; and (d) each of the Shareholders is an "accredited investor" as that term is defined in Section 501(a) of Regulation D promulgated under the United States Securities Act of 1933, as amended (the "Securities Act").

In rendering this opinion, we have relied without independent investigation on the representations and warranties as to factual matters made by the Company, the Merger Sub, Mushkin Inc. and the Shareholders in or pursuant to the Merger Agreement. We have assumed that those representations and warranties are true and correct as of the date hereof and we have not been made aware of any facts that would cause us to believe otherwise. With respect to the Company's capitalization, we have assumed that, consistent with the resolutions adopted by the Company's Board of Directors as mentioned in paragraph (v) hereof, at the time or times any shares of the Company's Common Stock are issued to the Shareholders pursuant to the Merger Agreement (the "Ramtron Shares"), the Company will have sufficient authorized but unissued shares of Common Stock to effectuate the issuance of the number of shares of Common Stock to be so issued.

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Our opinion is subject to the following qualifications:

    (A) We do not represent the Company generally but only with respect to such specific matters as to which we may from time to time be retained by the Company.

    (B) We are attorneys admitted to the Bar of the State of Colorado and this opinion relates solely to the laws of the State of Colorado and to the General Corporation Law of the State of Delaware, and we express no opinion with respect to the effect or applicability of the laws of any other jurisdiction.

    (C) The authorization of the Ramtron Shares and the transactions contemplated by the Merger Agreement may be subject to various judicial and statutory provisions imposing fiduciary duties upon a board of directors or committee thereof in authorizing corporate transactions, and we express no opinion as to the satisfaction of such duties by, as applicable, the Company's Board of Directors or the Merger Sub's Board of Directors in authorizing such items.

    (D) We have not made any investigation or searches for judgments, liens or court or administrative actions or proceedings against the Company or against the Merger Sub.

    (E) We have not advised the Company, the Merger Sub or any other person regarding the characterization of the transactions contemplated by the Merger Agreement under or pursuant to the tax laws of the United States or of any state, nor regarding the effects of such transactions under any of said laws and we express no opinion herein as to any characterization or effect of such transactions under said laws.

    (F) Whenever a statement or opinion herein is qualified by the phrase "to the best of our actual knowledge" or similar phrase, it is intended to indicate that, during the course of our representation of the Company and the Merger Sub, no facts or circumstances that would give us actual knowledge of the inaccuracy of such statement or opinion have come to our attention. However, except to the extent expressly set forth herein, we have not undertaken any special or independent investigation to determine the accuracy of such statement or opinion, and any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation; and no inference as to our knowledge of the existence of any such facts or circumstances should be drawn merely from our representation of the Company and the Merger Sub as above described.

Subject to and based on the foregoing assumptions and qualifications, and subject to the limitations stated herein, we are of the opinion that:

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1.  Each of the Company and the Merger Sub has all necessary corporate power and authority to execute, deliver and perform its obligations under the Merger Agreement. The Company's execution and delivery to Mushkin Inc. and the Shareholders of the Merger Agreement, and the Company's issuance of the Ramtron Shares to the Shareholders in accordance with the terms of the Merger Agreement, have been duly authorized by all necessary corporate action of the Company and do not violate the Company's Certificate of Incorporation or Bylaws. The Merger Sub's execution and delivery to Mushkin Inc. and the Shareholders of the Merger Agreement have been duly authorized by all necessary corporate action of the Merger Sub and do not violate the Merger Sub's Articles of Incorporation or Bylaws.

2. The Merger Agreement has been duly executed and delivered by the Company and the Merger Sub, respectively, and constitutes the legal, valid and binding obligation of the Company and the Merger Sub, respectively, enforceable against the Company and the Merger Sub, respectively, in accordance with its terms subject to (a) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and similar laws which relate to or affect creditors' rights generally, (b) general principles of equity, including the possible unavailability of specific performance, injunctive relief or any other equitable remedy, and (c) concepts of materiality, reasonableness, conscionability, good faith and fair dealing. We express no opinion and explicitly exclude from the foregoing opinion the validity or enforceability of the provisions in Sections 6(e) and 6(f) of the Merger Agreement, and we express no opinion regarding the availability of any remedies provided in, or the severability of any provision of, the Merger Agreement.

3. The Ramtron Shares, when issued and delivered in accordance with the terms of the Merger Agreement, will be duly and validly issued, fully paid and nonassessable, and to the best of our actual knowledge free of all liens, claims and encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof and imposed pursuant to the Merger Agreement, Escrow Agreement and Lock-Up Agreement.

4. The Ramtron Shares are not subject to preemptive rights or any other similar rights of first refusal of the stockholders of the Company contained in the Certificate of Incorporation or Bylaws, or, to the best of our actual knowledge, contained in any agreement or other document binding on the Company.

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We undertake no obligation to advise you of facts or changes in law occurring after the date hereof which might affect the opinions expressed herein. This opinion is furnished to you by us as special counsel to the Company in connection with the transactions provided in the Merger Agreement and may be relied on only by you, is solely for your benefit, and is not to be otherwise used, circulated, quoted or referred to without our prior written consent.

Very truly yours,


/S/ Coudert Brothers
COUDERT BROTHERS

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